                                                                 EXHIBIT 10.14.6

             LETTER OF CREDIT FACILITY AND REIMBURSEMENT AGREEMENT

                                    BETWEEN

                         X.L. INSURANCE COMPANY, LTD.,

         X.L. EUROPE INSURANCE,  X.L. GLOBAL REINSURANCE COMPANY, LTD.,

                                      and

                       VENTON UNDERWRITING GROUP LIMITED,

                              as Account Parties,

                                      AND

            X.L. INSURANCE COMPANY, LTD. and X.L. INVESTMENTS LTD.,

                                 as Guarantors,

                                      AND

                   THE BANKS PARTIES HERETO FROM TIME TO TIME

                                      AND

                               MELLON BANK, N.A.,

                          as Issuing Bank and as Agent

                                  DATED AS OF

                               February 27, 1998

                               Table of Contents
                               -----------------



Section                                   Title                                             Page
-------                                   -----                                             ----

ARTICLE I       DEFINITIONS; CONSTRUCTION........................................              1

  1.01          Certain Definitions..............................................              1
  1.02          Construction.....................................................              9
  1.03          Accounting Principles............................................             10

ARTICLE II      THE LETTER OF CREDIT FACILITY....................................             10

  2.01          Letters of Credit................................................             10
  2.02          Commitment Fee; Reduction of the Committed Amounts...............             12
  2.03          Procedure for Issuance and Amendment of Letters of Credit........             12
  2.04          Letter of Credit Participating Interests.........................             13
  2.05          Letter of Credit Drawings and Reimbursements.....................             14
  2.06          Equalization.....................................................             15
  2.07          Obligations Absolute.............................................             15
  2.08          Further Assurances...............................................             16
  2.09          Letter of Credit Applications....................................             16
  2.10          Certain Provisions Relating to the issuing Bank..................             16
  2.11          Payments Generally; Interest and Interest on Overdue Amounts.....             17
  2.12          Additional Compensation in Certain Circumstances.................             18
  2.13          Taxes............................................................             19
  2.14          Extensions of Expiration Date....................................             20
  2.15          Tranches.........................................................             21

ARTICLE III     REPRESENTATIONS AND WARRANTIES...................................             24

  3.01          Organization and Qualification...................................             24
  3.02          Corporate Power and Authorization................................             24
  3.03          Financial Information............................................             24
  3.04          Litigation.......................................................             24
  3.05          No Adverse Changes...............................................             25
  3.06          No Conflicting Laws or Agreements; Consents and Approvals........             25
  3.07          Execution and Binding Effect.....................................             25
  3.08          Taxes............................................................             25
  3.09          Use of Proceeds..................................................             25
  3.10          Permits, Licenses and Rights.....................................             25
  3.11          Accurate and Complete Disclosure.................................             25
  3.12          Absence of Violations............................................             26
  3.13          Environmental Matters............................................             26
  3.14          Not an Investment Company........................................             26

ARTICLE IV      CONDITIONS.......................................................             26

  4.01          Effectiveness....................................................             26
  4.02          Issuance of Letters of Credit....................................             27

ARTICLE V       AFFIRMATIVE COVENANTS............................................             28

  5.01          Reporting and Information Requirements...........................             28
  5.02          Preservation of Existence and Franchises.........................             29
  5.03          Insurance........................................................             29
  5.04          Maintenance of Properties........................................             29
  5.05          Payment of Taxes and Other Potential Charges and Priority
                Claims Payment of Other Current Liabilities......................             29
  5.06          Financial Accounting Practices...................................             30
  5.07          Compliance with Applicable Laws..................................             30
  5.08          Use of Proceeds..................................................             30
  5.09          Continuation Of and Change In Business...........................             30
  5.10          Visitation.......................................................             30

ARTICLE VI      NEGATIVE COVENANTS...............................................             31

  6.01          Mergers and Acquisitions.........................................             31
  6.02          Dispositions of Assets...........................................             31
  6.03          Liens............................................................             31
  6.04          Transactions With Affiliates.....................................             32
  6.05          Business.........................................................             32
  6.06          Ratio of Total Funded Debt to Consolidated Tangible Net Worth....             33
  6.07          Consolidated Net Worth...........................................             33
  6.08          Indebtedness.....................................................             33
  6.09          Operating Leverage...............................................             33
  6.10          Private Act......................................................             33

ARTICLE VII     EVENTS OF DEFAULT................................................             33

  7.01          Events of Default................................................             33

ARTICLE VIII    THE AGENT........................................................             35

  8.01          Appointment......................................................             35
  8.02          General Nature of Agent's Duties.................................             36
  8.03          Exercise of Powers...............................................             36
  8.04          General Exculpatory Provisions...................................             36
  8.05          Administration by the Agent......................................             37
  8.06          Bank Not Relying on Agent or Other Banks.........................             38
  8.07          Indemnification..................................................             38
  8.08          Agent in its Individual; Capacity................................             38
  8.09          Successor Agent..................................................             38
  8.10          Additional Agents................................................             39
  8.11          Calculations.....................................................             39
  8.12          Agent's Fee......................................................             39

ARTICLE IX      MISCELLANEOUS....................................................             39

  9.01          No Implied Waiver etc............................................             39
  9.02          Set-Off..........................................................             39
  9.03          Survival of Provisions...........................................             40
  9.04          Expenses and Fees; Indemnity.....................................             40
  9.05          Severability.....................................................             41
  9.06          Holidays.........................................................             41
  9.07          Notices, etc.....................................................             41


  9.08          Forum Selection and Consent to Jurisdiction......................             41
  9.09          Waiver of Jury Trial.............................................             41
  9.10          Governing Law....................................................             42
  9.11          Validity and Enforceability......................................             42
  9.12          Counterparts.....................................................             42
  9.13          Successors and Assigns; Participations; Assignments..............             42
  9.14          Amendments and Waivers...........................................             44
  9.15          Judgment Currency................................................             45
  9.16          Records..........................................................             46
  9.17          Confidentiality..................................................             46
  9.18          Sharing of Collections                                                        46

ARTICLE X       GUARANTEE........................................................             46

 10.01          The Guarantee....................................................             46
 10.02          Obligations Unconditional........................................             47
 10.03          Reinstatement....................................................             48
 10.04          Remedies.........................................................             48
 10.05          Continuing Guarantee.............................................             48
 10.06          No Restrictions..................................................             48

Exhibit A       Form of Continuing Letter of Credit Agreement
Exhibit B       Form of Transfer Supplement
Exhibit C       Form of Opinions of Counsel
Exhibit D       Form of Compliance Certificate
Exhibit E       List of Currently Outstanding Letters of Credit
Exhibit F       Letter of Credit Application

Schedule 2.01(b)  Form of Evergreen Provision
Schedule 3.01     Subsidiaries
Schedule 6.03(a)  Liens
Schedule 6.08(d)  Indebtedness

     LETTER OF CREDIT FACILITY AND REIMBURSEMENT AGREEMENT, dated and effective as of February 27, 1998, by and between X.L. INSURANCE COMPANY, LTD., a Bermuda limited liability corporation ("X.L. Insurance"), X.L. EUROPE INSURANCE, a Company incorporated under the laws of Ireland ("X.L. Europe"), X.L. GLOBAL REINSURANCE COMPANY, LTD., a Bermuda limited liability corporation ("X.L. Global"), VENTON UNDERWRITING GROUP LIMITED, an English limited company ("Venton Group") (X.L. Insurance, X.L. Europe, X.L. Global and Venton Group are referred to hereinafter individually as "Account Party" and collectively as the "Account Parties"), X.L. INVESTMENTS LTD., a Bermuda limited liability corporation ("X.L. Investments") (X.L. Insurance and X.L. Investments are referred to herein individually as "Guarantor" and collectively as the "Guarantors"), the Banks (as defined further below) parties hereto from time to time, MELLON BANK, N.A., a national banking association, as Issuing Bank (the "Issuing Bank") and MELLON BANK, N.A., a national banking association, as Agent for the Banks and the Issuing Bank hereunder (in such capacity, together with successors in such capacity, the "Agent").


                             PRELIMINARY STATEMENT


     WHEREAS, the Banks have agreed to make available to the Account Parties a Letter of Credit Facility upon all of the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the Account Parties, the Guarantors, the Agent, the Issuing Bank and each Bank agree as follows.


                                   ARTICLE I

                           DEFINITIONS: CONSTRUCTION
                           -------------------------

     1.01.  Certain Definitions.  In addition to other words and terms defined
            -------------------
elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     "Account Parties" and "Account Party" shall have the meaning assigned those terms in the preamble hereof.

     "Affiliate" shall mean an entity which is directly or indirectly controlled by an Account Party or which controls an Account Party or which is under common control with any of the Account Parties.

     "Aggregate Letter of Credit Undrawn Availability" at any time shall mean the aggregate amount of the Letter of Credit Undrawn Availability for all Letters of Credit at such time.

     "Aggregate Letter of Credit Unreimbursed Draws" at any time shall mean the aggregate amount of Letter of Credit Unreimbursed Draws for all Letters of Credit at such time.

     "Agreement" shall mean this Agreement as amended, modified or supplemented from time to time.

     "Applicable Interest Rate" as used herein, (i) with respect to obligations denominated in Dollars, shall mean the Prime Rate and (ii) with respect to obligations denominated in Pounds, shall mean 0.5% per annum in excess of the rate appearing on the Telerate Screen page 3740 or 3750 or any equivalent successor to such page or other page as appropriate on the Telerate Service or such other service as may, from time to time, display the British Bankers' Association Interest Settlement Rate for deposits in Pounds.

     "Assets" at any time shall mean the assets of any Credit Party, as the context requires, at such time, determined in accordance with GAAP or SAP, as appropriate.

     "Bank Parties" shall mean the Banks, the Issuing Bank and the Agent.

     "Banks" shall mean the parties listed on the signature pages hereof, subject to the provisions of Section 9.13 hereof pertaining to Persons becoming or ceasing to be Banks, and Bank shall mean any of them.

     "Bermuda Companies Law" shall mean The Companies Act of 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

     "Bermuda Insurance Law " shall mean The Insurance Act of 1978 of Bermuda, as amended, and the regulations promulgated thereunder.

     "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or of Bermuda or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania or Bermuda.

     "Capitalized Lease Obligation" shall mean any lease obligation which is required to be capitalized in accordance with GAAP.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

     "Change in Control" shall mean the occurrence of any of the following events or conditions: (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in rules promulgated by the Securities and Exchange Commission) of more than 40% of the voting securities of EXEL Limited; (b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of EXEL Limited; or
(c) a majority of the members of EXEL Limited's Board of Directors are persons who are then serving on the Board of Directors without having been elected by the Board of Directors or having been nominated for election by its shareholders; provided, that consummation of the 1998 Merger shall be deemed not
              --------
to be a Change in Control.

     "Closing Date" shall mean March 3, 1998 or such later date as may be specified by X.L. Insurance by one day's written notice to the Agent.

     "Commitment Banks" shall have the meaning assigned to that term in Section
2.15 hereof.

     "Commitment Fee" shall have the meaning assigned to that term in Section 2.02(a) hereof.

     "Consolidated Net Worth" shall mean at any date the consolidated stockholders' equity of the applicable Account Party and its Consolidated Subsidiaries.

     "Consolidated Subsidiaries" of a Person shall mean those Subsidiaries of such Person the accounts of which are consolidated with the accounts of such Person in accordance with GAAP.

     "Consolidated Tangible Net Worth" shall mean at any date the consolidated stockholders' equity of the applicable Account Party and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to November 30, 1997, in the book value of any asset owned by the applicable Account Party or a consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

     "Continuing Letter of Credit Agreement" shall mean the letter of credit agreement executed and delivered by the Account Parties substantially in the form of Exhibit A hereto.

     "Conversion to Tranche System" shall have the meaning assigned to that term in Section 2.15 hereof.

     "Credit Parties" means the Account Parties and the Guarantors and "Credit Party" means any of them.

     "Credit Subsidiary" shall mean a Person which is Subsidiary of both (i) a Credit Party and (ii) a party to the Syndicated Revolving Credit Agreements.

     "Current Expiration Date" shall have the meaning assigned to that term in
Section 2.14 hereof.

     "Custodian" shall mean Mellon Bank, N.A., or any successor, in its capacity as Custodian for X.L. Investments pursuant to the Custody Agreement, dated as of April 1, 1991, as amended, restated or otherwise modified from time to time, or any successor custodian appointed in accordance with Section 6.11 of the Pledge Agreement..

     "Dollar," "Dollars" and the symbol $ shall mean lawful money of the United States of America.

     "Dollar Equivalent" of an amount of a currency other than Dollars shall mean the amount of Dollars which such amount of such currency could purchase at 11:00 o'clock A.M., Pittsburgh time on the date of determination, based upon the quoted spot rates of the Issuing Bank at which its applicable branch or office offers to exchange Dollars for such currency in the foreign exchange market and "Dollar Equivalent" of an amount denominated in Dollars shall mean such amount of Dollars.

     "Dollar Equivalent Amount" of any Pledged Security shall mean (i) with respect to any Pledged Security denominated in a currency other than Dollars, the Dollar Equivalent of the market value of such Pledged Security as most recently determined at the time in question in accordance with the Pledge Agreement and (ii) with respect to a Pledged Security denominated in Dollars, the market value of such Pledged Security as most recently determined at the time in question in accordance with the Pledge Agreement.

     "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar Law),
(b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

     "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

     "Event of Default" shall mean any of the Events of Default described in
Article VII hereof.

     "EXEL Limited" shall mean (i) until consummation of the 1998 Merger, EXEL Limited, a corporation organized under the laws of the Cayman Islands, British West Indies which, on the date of this Agreement, is the sole shareholder of X.L. Insurance Company, Ltd., except for a nominal number of shares owned by two nominee shareholders required by the Bermuda Companies Law and (ii) from and after consummation of the 1998 Merger, EXEL Limited, a corporation organized under the laws of the Cayman Islands, British West Indies which is referred to as "New EXEL" in the 8-K Report referred to in the definition of 1998 Merger below.

     "Existing Letters of Credit" shall mean the letters of credit listed on Exhibit E hereto.

     "Expiration Date" shall mean the Business Day immediately preceding the first Anniversary of the Closing Date, as the same may be extended in accordance with Section 2.14 hereof.

     "Extension Request" shall have the meaning set forth in Section 2.14 hereof.

     "GAAP" shall have the meaning set forth in Section 1.03 hereof.

     "Guaranteed Obligations" shall have the meaning assigned to that term in
Section 10.01 hereof.

     "Guarantors" and "Guarantor" shall have the meaning assigned to those terms in the preamble to this Agreement.

     "Guaranty Equivalents" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Equivalent hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Equivalent is made.

     "Indebtedness" of a Person shall mean (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person's business as an insurance company or corporate member of Lloyds (other than in connection with the financing activities of such Person or of any of such Person's Affiliates) shall not be deemed to constitute Indebtedness):

          (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable
     of) such Person;

          (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments;

          (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person;

          (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capitalized Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

          (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed; and

          (vi)   all Guaranty Equivalents of such Person.

     "Insurance Subsidiary" means any, present or future, direct or indirect Subsidiary of any Account Party that offers insurance products, including but not limited to certain of the Account Parties.

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "Letter of Credit" shall mean each Letter of Credit issued by the Issuing Bank for the account of one or more of the Account Parties pursuant to this Agreement and each of the Existing Letters of Credit, each as amended, modified or supplemented from time to time.

     "Letter of Credit Application" shall have the meaning given that term in
Section 2.03(a)(ii) hereof.

     "Letter of Credit Exposure" at any time shall mean the sum at such time of
(a) the Aggregate Letter of Credit Unreimbursed Draws (determined as a Dollar Equivalent), (b) the Aggregate Letter of Credit Undrawn Availability and (c) the aggregate Stated Amount (determined as a Dollar Equivalent) of Letters of Credit which have been requested by an Account Party to be issued hereunder but are not yet so issued.

     "Letter of Credit Fee" shall have the meaning given that term in Section 2.01(d) hereof.

     "Letter of Credit Participating Interest" shall have the meaning given that term in Section 2.04(a) hereof.

     "Letter of Credit Participating Interest Committed Amount" shall have the meaning given that term in Section 2.01(a) hereof.

     "Letter of Credit Participating Interest Commitment" shall have the meaning given that term in Section 2.04(a) hereof.

     "Letter of Credit Participating Interest Percentage" and "Letter of Credit Participating Interest Commitment Percentage" for each Bank shall mean a fraction, expressed as percentage, the numerator of which is such Bank's Letter of Credit Participating Interest Committed Amount and the denominator of which is the aggregate Letter of Credit Participating Interest Committed Amounts of all of the Banks.

     "Letter of Credit Reimbursement Obligation" with respect to a Letter of Credit means the obligation of the applicable Account Party to reimburse the Issuing Bank for drawings on a Letter of Credit, together with interest thereon, and "Letter of Credit Reimbursement Obligations" shall mean all such obligations with respect to all Letters of Credit.

     "Letter of Credit Undrawn Availability" with respect to a Letter of Credit at any time shall mean the maximum amount (determined as a Dollar Equivalent) available to be drawn under such Letter of Credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing.

     "Letter of Credit Unreimbursed Draw" with respect to a Letter of Credit at any time shall mean the amount at such time of a payment made by the Issuing Bank under such Letter of Credit, to the extent not repaid by the applicable Account Party.

     "Level One Day" shall mean each day during the period from (but not including) a Valuation Date to and including the next succeeding Valuation Date if on the Valuation Date which is the last day of such period the market value (determined as a Dollar Equivalent Amount) of Zero Percent Risk-Capital Securities included in the Pledged Securities is less than 35% of the market value (determined as a Dollar Equivalent Amount) of the Required Pledged Securities; "Level Two Day" shall mean each day (which is not a Level One Day) during the period from (but not including) a Valuation Date to and including the next succeeding Valuation Date if on the Valuation Date which is the last day of such period the market value (determined as a Dollar Equivalent Amount) of Zero Percent Risk-Capital Securities included in the Pledged Securities is less than 50% of the market value (determined as a Dollar Equivalent Amount) of the Required Pledged Securities; "Level Three Day" shall mean each day (which is not a Level Two Day or a Level One Day) during the period from (but not including) a Valuation Date to and including the next succeeding Valuation Date if on the Valuation Date which is the last day of such period the market value (determined as a Dollar Equivalent Amount) of Zero Percent Risk-Capital Securities included in the Pledged Securities is less than 75% of the market value (determined as a Dollar Equivalent Amount) of the Required Pledged Securities; "Level Four Day" shall mean each day (which is not a Level Three Day, a Level Two Day or a Level One Day) during the period from (but not including) a Valuation Date to and including the next succeeding Valuation Date if on the Valuation Date which is the last day of such period the market value (determined as a Dollar Equivalent Amount) of Zero Percent Risk-Capital Securities included in the Pledged Securities is less than 100% of the market value (determined as a Dollar Equivalent Amount) of the Required Pledged Securities; "Level Five Day" shall mean each day during the period from (but not including) a Valuation Date to and including the next succeeding Valuation Date if on the

Valuation Date which is the last day of such period the market value (determined as a Dollar Equivalent Amount) of Zero Percent Risk-Capital Securities included in the Pledged Securities is 100% of the market value (determined as a Dollar Equivalent Amount) of the Required Pledged Securities.

     "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Material Adverse Effect" shall mean the occurrence of an event (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which has or could reasonably be expected to have a materially adverse effect on: (a) the assets, business, financial condition or operations of a Credit Party and its Subsidiaries taken as a whole; or (b) the ability of a Credit Party to perform any of its payment or other material obligations under this Agreement; or (c) the legality, validity, binding effect or enforceability against a Credit Party of any Transaction Document that by its terms purports to bind such Credit Party.

     "1998 Merger" shall mean consummation of the transactions provided for in the Agreement and Schemes of Arrangements, dated as of March 16, 1998, substantially as described in the Current Report on Form 8-K of EXEL Limited dated such date.

     "Nonextending Bank" shall have the meaning assigned to that term in Section
2.14 hereof.

     "Obligations" shall mean, collectively, the Letter of Credit Reimbursement Obligations and the obligations of each and every Account Party to pay all fees, indemnities and all other liabilities of such Account Party arising pursuant to the terms of this Agreement or the other Transaction Documents.

     "Office," when used in connection with the Agent, shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Account Parties.

     "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Permitted Liens" shall mean the Liens described in paragraphs (a) through
(g) of Section 6.03.

     "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), official body or agency, or any other entity.

     "Pledged Accounts" shall have the meaning given that term in the Pledge Agreement.

     "Pledge Agreement" shall mean the Pledge Agreement, dated of even date herewith, between the Agent and X.L. Investments.

     "Pledged Securities" shall have the meaning given that term in the Pledge Agreement.

     "Pledged Securities Available Amount" at any time shall mean the amount which is equal to 90% of the value of the Qualifying Pledged Securities (as determined as a Dollar Equivalent Amount at such time).

     "Potential Default" shall mean any event or condition referenced in Article VII hereof which with notice, passage of time or both would constitute an Event of Default.

     "Pound," "Pounds" and the symbol "(Pounds)" shall mean the lawful money of the United Kingdom.

     "Prime Rate" shall mean the interest rate per annum announced from time to time by the Agent as its prime rate, such rate to change automatically effective as of the effectiveness of each announced change in such prime rate (it being understood that such Prime Rate may be greater or less than other interest rates charged by the Agent to other borrowers and is not solely based or dependent upon the interest rate which the Agent may charge any particular borrower or class of borrower).

     "Private Act" shall mean separate legislation enacted in Bermuda with the intention that such legislation applies specifically to a Credit Party in whole or in part.

     "Pro Rata" shall have the meaning assigned to that term in Section 2.15 hereof.

     "Purchasing Bank" shall have the meaning assigned to that term in Section 9.13(c) hereof.

     "Qualifying Pledged Securities" shall mean (i) cash (including credit balances treated as cash); (ii) direct claims (including securities, loans and leases) on, and the portions of claims that are directly and unconditionally guaranteed by, the central government of any OECD country or any U.S. Government Agency, as such terms are used in Appendix A, Section III(C), Category I to Regulation H, as promulgated by the Board of Governors of the Federal Reserve System; and (iii) claims on, and the portions of claims that are guaranteed by, U.S. Government-sponsored agencies and claims on, and the portions of claims guaranteed by, certain multilateral lending institutions in which the U.S. government is a shareholder or contributing member or shares of money market mutual funds investing solely in U.S. Government Securities, as such terms are used in Appendix A, Section III(C), Category II to such Regulation H; provided, however, that those securities or obligations referred to in clauses (i), (ii) and (iii) above shall not be counted towards the Collateral Value Requirement under the Pledge Agreement unless such securities or obligations have a twenty percent or lower risk capital weighting under such Regulation H, as amended from time to time.

     "Regular Payment Date" shall mean the last day of each March, June, September and December after the date hereof, or, if such last day is not a Business Day, the next succeeding Business Day.

     "Replacement Bank" shall have the meaning assigned to that term in Section
2.14 hereof.

     "Required Banks" shall mean at any time Banks which have at least 51% of the aggregate Letter of Credit Participating Interests in Letters of Credit outstanding at such time.

     "Required Commitment Banks" shall have the meaning assigned to that term in
Section 2.15 hereof.

     "Required Pledged Securities" shall mean at any time Qualifying Pledged Securities 90% of the market value of which (expressed as a Dollar Equivalent Amount) is equal to, but not greater than, the sum of the Aggregate Letter of Credit Unreimbursed Draws (determined as a Dollar Equivalent) at such time and the Aggregate Letter of Credit Undrawn Availability at such time.

     "SAP" shall mean, as to each Account Party and each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Official Body (including, in the case of Venton Group, the Lloyds council) for such Account Party's or such Insurance Subsidiary's domicile for the preparation of Annual Statements and other Default reports by insurance corporations of the same type as such Account Party or such Insurance Subsidiary in effect on the date such statements or reports are to be prepared.

     "Standard Notice" shall mean an irrevocable notice provided to the Agent at no later than 10:00 o'clock a.m., Pittsburgh time, on a Business Day. Standard Notice shall be in writing (including telex, facsimile or cable communication) or by telephone (to be subsequently confirmed in writing) in any such case, effective upon receipt by the Agent.

     "Stated Amount" shall mean, with respect to a Letter of Credit, the maximum face or stated amount of such Letter of Credit, irrespective of whether such maximum amount is available for drawing at the time in question.

     "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by such Person or one or more Subsidiaries of such Person.

     "Syndicated Revolving Credit Agreements" shall mean the Revolving Credit Agreement, dated as of June 6, 1997, and the Short Term Revolving Credit Agreement, dated as of June 6, 1997, in each case between X. L. Insurance, X. L. Reinsurance, Exel Acquisition Ltd., the banks parties thereto and Mellon Bank,
N. A., as agent., as amended or extended, or as replaced by one or more other agreements providing for credit not exceeding $500,000,000 in the aggregate, from time to time.

     "Total Funded Debt" of a Person at any time shall mean all Indebtedness of such person which would at such time be classified in whole or in part as a liability on the balance sheet of such person in accordance with GAAP.

     "Tranche 1 Bank", "Tranche 1 Letter of Credit", "Tranche 1 Letter of Credit Participating Interest", "Tranche 2 Bank", "Tranche 2 Letter of Credit", "Tranche 2 Letter of Credit Participating Interest", "Tranche 2 Letter of Credit Participating Interest Commitment", "Tranche 2 Letter of Credit Participating Interest Committed Amount", "Tranche 2 Letter of Credit Participating Interest Commitment Percentage", "Tranche 3 Letter of Credit", "Tranche 4 Letter of Credit" and "Tranche X" shall have the respective meanings assigned to those terms in Section 2.15 hereof.

     "Transaction Document" or "Transaction Documents" shall mean this Agreement, the Pledge Agreement, each Letter of Credit and any other documents or instruments executed and delivered in connection herewith or therewith.

     "Valuation Date" shall mean the last Business Day of each month.

     "Zero Percent Risk-Capital Securities" means Pledged Securities which have a 0% risk-capital weighting for bank regulatory capital purposes.

     1.02.  Construction.  Unless the context of this Agreement otherwise
            ------------
clearly requires, "or" has the inclusive meaning represented by the phrase "and/or. " References in this Agreement to "determination" by the Agent include estimates by the Agent in good faith, without gross negligence and without manifest error (in the case of quantitative determinations) and beliefs held by the Agent in good faith and without gross negligence (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

     1.03.  Accounting Principles. (a) As used herein, "GAAP" shall mean
            ---------------------
generally accepted accounting principles as such principles shall be in effect in the United States of America, or with respect to Venton Group, the United Kingdom, and with respect to X.L. Europe, the Republic of Ireland, at the Relevant Date, subject to the other provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

     (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP or SAP, as the context requires (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP or SAP, as appropriate.

     (c) If any change in GAAP or SAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred (or in the opinion of the Required Banks would be likely to occur) which would not have occurred or be likely to occur if no change in accounting principles had taken place, the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP or SAP, as appropriate.

     (d) Without in any manner limiting the provisions of this Section 1.03, if any change in GAAP or SAP occurs after the date of this Agreement and such change in GAAP or SAP would have materially changed an Account Party's reported financial results or position from that reflected in such Account Party's financial statements most recently prepared prior to such change, such Account Party shall notify the Agent as soon as practicable.


                                   ARTICLE II
                                   ----------

                         THE LETTER OF CREDIT FACILITY
                         -----------------------------

     2.01.  Letters of Credit.
            -----------------

     (a) Letter of Credit Commitments.  Subject to the terms and conditions and
         ----------------------------
relying upon the representations and warranties herein set forth, the Issuing Bank agrees to issue (or, in the case of Existing Letters of Credit, maintain outstanding) Letters of Credit for the account of an Account Party at any time or from time to time on or after the date hereof and to but not including the Expiration Date (it being understood that Letters of Credit may be outstanding for the account of one or more of the Account Parties at any time). The Issuing Bank shall have no obligation to issue any Letters of Credit if, after such Letters of Credit are issued, the Letter of Credit Exposure upon such issuance would exceed the lesser of (x) the aggregate of the Banks' Letter of Credit Participating Interest Committed Amounts and (y) the Pledged Securities Available Amount. Each Bank's "Letter of Credit Participating Interest Committed Amount" at any time shall be equal to the amount set forth as its "Initial Letter of Credit Participating Interest Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced under
Section 2.02(b) hereof at such time, and subject to transfer to another Bank as provided in Section 9.13 hereof.

     (b)  Terms of Letters of Credit.  The  Account Parties shall not request to
          --------------------------
be issued, and the Issuing Bank shall have no obligation to issue, any Letter of Credit except within the following limitations (i) each Letter of Credit shall have an expiration date no later than 12 months after the date of issuance thereof; provided, however, that (x) one or more Letters of Credit with
         -----------------
aggregate Stated Amounts for all such Letters of Credit (determined as a Dollar Equivalent) of up to $200,000,000 may have an expiration date no later than five years from the date of issuance and (y) any Letter of Credit may have an "evergreen" provision having substantially the effect set forth on Schedule 2.01(b) hereof, (ii) each Letter of Credit shall be denominated in Dollars or Pounds and (iii) each Letter of Credit shall be payable only against sight drafts (and not time drafts).

     (c)  Form of Letters of Credit.  The Issuing Bank shall have no obligation
          -------------------------
to issue any letter of credit which is unsatisfactory in form, substance or beneficiary to the Issuing Bank in the exercise of its reasonable judgment consistent with its customary practice. The Issuing Bank may not object to a letter of credit on account of the fact that it may be presented for drawing at the Issuing Bank's branch in London, England (or, if the Issuing Bank no longer maintains such a branch at the time of issuance of a Letter of Credit, at such other location in London, England as may be commercially reasonable). It is contemplated that one or more Letters of Credit which are issued for the account of X.L. Insurance may be stated to be issued for the account of Venton Underwriting Limited, a Bermuda corporation in which X.L. Insurance has an indirect ownership interest provided, that, notwithstanding the fact that the name of X.L. Insurance may not appear on the face of any such Letter of Credit, X.L. Insurance shall be the Account Party with respect to such Letter of Credit and shall have all Letter of Credit Reimbursement Obligations and other obligations hereunder with respect thereto.

     (d)  Letter of Credit Fee.  Each Account Party shall pay or cause to be
          --------------------
paid to the Agent for the account of each Bank, in accordance with its Letter of Credit Participating Interest Commitment Percentage , a fee (the "Letter of Credit Fee") for Letters of Credit (based on a year of 360 days and actual days elapsed), for each Letter of Credit issued for the account of such Account Party for each day from and including the date of issuance thereof to and including the date of expiration or termination thereof, on the Letter of Credit Undrawn Availability on such day at a rate per annum equal to 0.15% for each Level Five Day, 0.165% for each Level Four Day, 0.18% for each Level Three Day, 0.23% for each Level Two Day and 0.28% for each Level One Day. Such Letter of Credit Fee shall be due and payable for the preceding period for which such fee has not been paid on each of the following dates: (i) each Regular Payment Date, (ii) the date of each drawing on such Letter of Credit, and (iii) the date of expiration or termination of such Letter of Credit. If any Letter of Credit Fee payment is made on a day which is not a Valuation Date, the amount of such Letter of Credit Fee attributable to the period from the preceding Valuation Date until such day shall be determined by reference to the rate applicable on such preceding Valuation Date, subject to retroactive adjustment on the next succeeding Valuation Date. The Agent shall provide to the Grantor on a monthly basis a certificate, showing in reasonable detail (with reference to the valuation report as of the last business day of the applicable month provided by the Custodian to the Agent pursuant to the Custodian's Acknowledgment (as defined in the Pledge Agreement)) the Agent's calculation of the Letter of Credit Fee.

     (e)  Purpose of Letters of Credit.  The Account Parties agree that each
          ----------------------------
Letter of Credit shall be used by the Account Party for whom it is issued as a standby letter of credit, to provide credit enhancement for contract performance guarantees or for similar bonding requirements, all in the ordinary course of business of such Account Party. The provisions of this Section 2.01(e) represent only an obligation of the Account Parties to the Issuing Bank and the Banks; the Issuing Bank shall have no obligation to the Banks to ascertain the purpose of any Letter of Credit, and, without limiting the generality of the provisions of
Section 2.04(b) hereof, the rights and obligations of the Banks and the Issuing Bank among themselves shall not be impaired or affected by a breach of this
Section 2.01(e).

     (f)  Administration Fees.  Each Account Party shall pay to the Agent, for
          -------------------
the sole account of the Issuing Bank, such other administration, maintenance, amendment, drawing and negotiation fees as are customarily charged by the Issuing Bank to its customers generally at the time in question (a list of which customary charges as of the date of this Agreement has been provided by the Issuing Bank to X.L. Insurance) or are otherwise agreed between the Issuing Bank and the Account Parties.

     2.02.  Commitment Fee; Reduction of the Committed Amounts.
            --------------------------------------------------

     (a)  Commitment Fee.  X.L. Insurance agrees to pay to the Agent for the
          --------------
account of each Bank a commitment fee (the "Commitment Fee") for each day during the period from the Closing Date to and including the Expiration Date calculated (based on a year of 360 days and actual days elapsed) at a per annum rate equal to 0.05% payable on the unused portion of such Bank's Letter of Credit Participating Interest Committed Amount in effect on such day. Such fee shall be payable on each Regular Payment Date and on the Expiration Date for the preceding period for which such fee has not been paid.

     (b)  Reduction of the Committed Amounts.  X.L. Insurance may at any time or
          ----------------------------------
from time to time reduce Pro Rata the Letter of Credit Participating Interest Committed Amounts of the Banks to an aggregate amount (which may be zero) not less than the Letter of Credit Exposure. Any reduction of the Letter of Credit Participating Interest Committed Amounts shall be in an aggregate minimum amount of $25,000,000 and in an amount which is an integral multiple of $5,000,000. Reduction of the Letter of Credit Participating Interest Committed Amounts shall be made by providing not less than five Business Days' notice (which notice shall be irrevocable) to such effect to the Agent. After the date specified in such notice, the Commitment Fee shall be calculated upon the Letter of Credit Participating Interest Committed Amounts as so reduced.

     2.03.  Procedure for Issuance and Amendment of Letters of Credit.
            ---------------------------------------------------------

     (a)  Request for Issuance.  An Account Party may from time to time request,
          --------------------
upon at least three Business Days' notice, the Issuing Bank to issue a Letter of Credit by:

          (i) delivering to the Issuing Bank and the Agent a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the Stated Amount thereof, and

         (ii) delivering to the Issuing Bank a completed application, in the form annexed hereto as Exhibit F, or in such other form as is from time to time be required by the Issuing Bank in accordance with its customary practice with respect to its customers generally (the "Letter of Credit Application"), together with such other certificates, documents and other papers as are specified in such application.

Upon receiving any such notice, the Issuing Bank shall promptly notify the Agent (by telephone or otherwise), and furnish the Agent with the proposed form of Letter of Credit to be issued. The Agent shall, promptly upon receiving such notice, notify the Banks of such proposed Letter of Credit (which notice shall specify the Stated Amount and term of such proposed Letter of Credit), and shall determine, as of the close of business on the Business Day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Section 2.01 hereof. If such limitations set forth in Section 2.01 are not satisfied or if the Required Banks have given notice to the

Agent to cease issuing Letters of Credit pursuant to Section 2.03(c)(ii) hereof, the Agent shall notify the Issuing Bank (in writing or by telephone promptly confirmed in writing) that the Issuing Bank is not authorized to issue such Letter of Credit. If the Issuing Bank issues a Letter of Credit, it shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Account Party shall otherwise direct, and shall promptly notify the Agent thereof and furnish a copy thereof to the Agent.

     (b)  Request for Extension or Increase.  An Account Party may from time to
          ---------------------------------
time request the Issuing Bank to extend the expiration date of an outstanding Letter of Credit or increase (or, with the consent of the beneficiary, decrease) the Stated Amount of or the amount available to be drawn on such Letter of Credit. Such extension or increase shall for all purposes hereunder be treated as though such Account Party had requested issuance of a replacement Letter of Credit (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

     (c)  Limitations on Issuance, Extension and Amendment.
          ------------------------------------------------

          (i) As between the Issuing Bank, on the one hand, and the Agent and the Banks, on the other hand, the Issuing Bank shall be justified and fully protected in issuing such Letter of Credit after receiving authorization from the Agent as provided in Section 2.03(a) hereof, notwithstanding any subsequent notices to the Issuing Bank, any knowledge of an Event of Default (unless the Issuing Bank shall have received a notice specifying that such Event of Default is an "Event of Default" under this Agreement) or Potential Default, any knowledge of failure of any condition specified in Section 4.02 hereof to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatsoever. The Issuing Bank may amend, modify or supplement Letters of Credit or Letter of Credit Applications, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, the Agent or any Bank, provided that any such amendment, modification or supplement that extends the expiration date or increases the Stated Amount of or the amount available to be drawn on an outstanding Letter of Credit shall be subject to Section 2.01.

          (ii) As between the Agent, on the one hand, and the Banks, on the other hand, the Agent shall not authorize issuance of any Letter of Credit if the Agent shall have received, at least two Business Days before authorizing such issuance, from the Required Banks an unrevoked written notice that any condition precedent set forth in Section 4.02 will not be satisfied as of the time of such issuance and expressly requesting that the Agent direct the Issuing Bank to cease to issue Letters of Credit. Absent such notice, or unless the Agent determines that the applicable limitations set forth in Section 2.01 hereof are not satisfied, the Agent shall be justified and fully protected, as against the Banks, in authorizing the Issuing Bank to issue such Letter of Credit, notwithstanding any subsequent notices to the Agent, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section
     4.02 hereof to be satisfied, any other knowledge of the Agent, or any other event, condition or circumstance whatsoever.

     2.04.  Letter of Credit Participating Interests.
            ----------------------------------------

     (a)  Generally.  Concurrently with the issuance of each Letter of Credit,
          ---------
the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Bank, and each other Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Bank's Pro Rata share, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Application, the Letter of Credit Reimbursement Obligations, and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Bank being referred to herein as a "Letter of Credit Participating Interest", it being understood that the Letter of Credit Participating Interest of the Issuing Bank is the interest not otherwise attributable to the Letter of Credit Participating Interests of the other Banks). Each Bank irrevocably and unconditionally agrees to the immediately preceding sentence, such agreement being herein referred to as such Bank's "Letter of Credit Participating Interest Commitment". Amounts other than Letter of Credit Reimbursement Obligations and Letter of Credit Fees payable from time to time under or in connection with a Letter of Credit or Letter of Credit Application shall be for the sole account of the Issuing Bank. On the date that any Purchasing Bank becomes a party to this Agreement in accordance with Section 9.13(c) hereof, Letter of Credit Participating Interests in all outstanding Letters of Credit held by the Bank from which such Purchasing Bank acquired its interest hereunder shall be proportionately reallocated between such Purchasing Bank and such transferor Bank (and, to the extent such transferor Bank is the Issuing Bank, the Purchasing Bank shall be deemed to have acquired a Letter of Credit Participating Interest from the Issuing Bank to such extent).

     (b)  Maximum Amounts of Funding of Participations.
          --------------------------------------------

          (i) This Section 2.04(b)(i) is applicable if the Conversion to Tranche System has not occurred. No Bank will be obligated to fund its Letter of Credit Participating Interest Percentage of a drawing on a Letter of Credit if such funding would cause the aggregate amount of outstanding unreimbursed fundings by such Bank of drawings on Letters of Credit to exceed such Bank's Letter of Credit Participating Interest Committed Amount, unless such excess results from the fact, with respect to a drawing on a Letter of Credit denominated in Pounds, that the Dollar Equivalent of one Pound is higher at the time of such funding than it was at the time of issuance of such Letter of Credit denominated in Pounds.

          (ii) This Section 2.04(b)(ii) is applicable if the Conversion to Tranche System has occurred. No Tranche 1 Bank, Tranche 2 Bank or Tranche X Bank, as the case may be, will be obligated to fund its Letter of Credit Participating Interest Percentage of a drawing on a Tranche 1 Letter of Credit, Tranche 2 Letter of Credit or Tranche X Letter of Credit, as the case may be, if such funding would cause the aggregate amount of outstanding unreimbursed fundings by such Bank of drawings on Letters of Credit under such applicable Tranche to exceed such Bank's Letter of Credit Participating Interest Committed Amount under such applicable Tranche, unless such excess results from the fact, with respect to a drawing on a Letter of Credit denominated in Pounds, that the Dollar Equivalent Amount of one Pound is higher at the time of such funding than it was at the time of issuance of such Letter of Credit denominated in Pounds.

     (c)  Obligations Absolute.  Notwithstanding any other provision hereof,
          --------------------
each Bank hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, its obligation to make the payments specified in Section 2.05 hereof, and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

     2.05.  Letter of Credit Drawings and Reimbursements.
            --------------------------------------------

     (a)  Account Party's Reimbursement Obligation.  Each Account Party hereby
          -----------------------------------------
agrees to reimburse the Issuing Bank, by making payment to the Agent for the account of the Issuing Bank in accordance with Section 2.11(a) hereof on the date of each payment made by the Issuing Bank under any Letter of Credit issued for such Account Party's account (or, if later, the date which is one Business Day after notice of such payment or of the drawing giving rise to such payment is given to X.L. Insurance), without, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. Each Account Party agrees that it will make such payment to the Agent for the account of the Issuing Bank in the same currency as the currency of the payment by the Issuing Bank under such Letter of Credit. To the extent such payment is not timely made, such Account Party hereby agrees to pay to the Agent, for the account of the Issuing Bank, on demand, interest on any Letter of Credit Unreimbursed Draws for each day from and including the date of such payment by the Issuing Bank until paid (before and after judgment) in accordance with Section 2.11(a) hereof, at the rate per annum set forth in
Section 2.11(b) hereof.

     (b)  Payment by Banks on Account of Unreimbursed Draws.  If the Issuing
          -------------------------------------------------
Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on such payment date in accordance with Section 2.05(a) hereof, the Issuing Bank will promptly notify the Agent thereof (which notice may be by telephone), and the Agent shall forthwith notify each Bank (which notice may be by telephone promptly confirmed in writing) thereof. No later than the Agent's close of business on the date such notice is given (if notice is given by 2:00 o'clock P.M.) or 10:00 o'clock A.M. the following day (if notice is given after 2:00 o'clock P.M.) , each such Bank will pay to the Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Bank's Pro Rata share of the unreimbursed portion of such payment by the Issuing Bank, provided such notice is given no later than 2:00 o'clock P.M., Pittsburgh time.
--------
Each Bank agrees that such payment to the Agent for the account of the Issuing Bank shall be in the same currency as the currency of the payment by the Issuing Bank under the Letter of Credit. If and to the extent that any Bank fails to make such payment to the Issuing Bank on such date, such Bank shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date of the Issuing Bank's payment to and including the date of repayment to the Issuing Bank (before and after judgment) at rate per annum for each day from and including the date of such payment by the Issuing Bank to and including the second Business Day thereafter equal to the Applicable Interest Rate.

     (c)  Distributions to Banks.  If, at any time, after there occurs a Letter
          ----------------------
of Credit Unreimbursed Draw and the Issuing Bank has received from any Bank such Bank's share of such Letter of Credit Unreimbursed Draw, and the Issuing Bank receives any payment or makes any application of funds on account of the Letter of Credit Reimbursement Obligation arising from such Letter of Credit Unreimbursed Draw, the Issuing Bank will pay to the Agent, for the account of such Bank , such Bank's Pro Rata share of such payment.

     (d)  Rescission.  If any amount received by the Issuing Bank on account of
          ----------
any Letter of Credit Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Bank will, promptly upon notice from the Agent or the Issuing Bank, pay over to the Agent for the account of the Issuing Bank its Pro Rata share of such amount, together with its Pro Rata share of any interest or penalties payable with respect thereto.

     2.06  Equalization.  If any Bank receives any payment or makes any
           ------------
application on account of its Letter of Credit Participating Interest, such Bank shall forthwith pay over to the Issuing Bank, in Dollars and in like kind of funds received or applied by it the amount in excess of such Bank's ratable share of the amount so received or applied.

     2.07.  Obligations Absolute.  The payment obligations of the Account
            --------------------
Parties and of the Banks under Section 2.05 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

     (a) any lack of validity or enforceability of this Agreement, any Letter of Credit or any Transaction Document against an Account Party;

     (b) the existence of any claim, set-off, defense or other right which any Account Party, any Guarantor or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

     (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (d) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by the Issuing Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such wrongful payment resulting solely from the gross negligence or willful misconduct of the Issuing Bank; or

     (e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing, except if the same results solely from the gross negligence or willful misconduct of the Issuing Bank.

Each Account Party bears the risk of, and neither the Issuing Bank, any of its directors, officers, employees or agents, nor any Bank, shall be liable or responsible for any of, the foregoing matters, the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith, except for such person's gross negligence or willful misconduct.

     2.08.  Further Assurances.  Each Account Party and each Guarantor hereby
            ------------------
agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder.

     2.09.  Letter of Credit Applications.  The representations, warranties and
            -----------------------------
covenants by the Account Parties under, and the rights and remedies of the Issuing Bank under, the Continuing Letter of Credit Agreement and any Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Account Parties under, and rights and remedies of the Issuing Bank and the Banks under, this Agreement, the Transaction Documents, and applicable Law. Each Account Party acknowledges and agrees that all rights of the Issuing Bank under any Letter of Credit Application shall inure to the benefit of each Bank to the extent of its Letter of Credit Participating Interest Commitment Percentage as fully as if such Bank was a party to such Letter of Credit Application. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Application, this Agreement shall prevail.

     2.10.  Certain Provisions Relating to the Issuing Bank.
            -----------------------------------------------

     (a)  General.  The Issuing Bank shall have no duties or responsibilities
          -------
except those expressly set forth in this Agreement and the other Transaction Documents, and no implied duties or responsibilities on the part of the Issuing Bank shall be read into this Agreement or any Transaction Document or shall otherwise exist. The duties and responsibilities of the Issuing Bank to the other Bank Parties under this Agreement and the other Transaction Documents shall be mechanical and administrative in nature, and the Issuing Bank shall not have a fiduciary relationship in respect of any Bank Party or any other Person. The Issuing Bank shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Transaction Document, unless caused by its own gross negligence or willful misconduct. The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice relating to
(i) the performance or observance of any of the terms or conditions of this Agreement or any other Transaction Document on the part of any Account Party,
(ii) the business, operations, condition (financial or otherwise) or prospects of the Account Parties or any other Person, or (iii) the existence of any Event of Default or Potential Default. The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide the Agent or any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished. The Issuing Bank shall not be responsible for the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Transaction Document.

     (b)  Administration.  The Issuing Bank may rely upon any notice or other
          --------------
communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Transaction Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuing Bank may consult with legal counsel (including, without limitation, in-house counsel for the Issuing Bank or in-house or other counsel for the Account Parties), independent public accountants and any other experts selected by it from time to time, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to any Account Party or Bank Party, such matter may be established by a certificate of such Account Party or Bank Party, as the case may be, and the Issuing Bank may conclusively rely upon such certificate. The Issuing Bank shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Issuing Bank has received notice from a Bank or any Credit Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If the Issuing Bank receives such a notice, the Issuing Bank shall give prompt notice thereof to the Agent.

     (c)  Indemnification of Issuing Bank by Banks.  Each Bank hereby agrees to
          ----------------------------------------
reimburse and indemnify the Issuing Bank and each of its directors, officers, employees and agents (to the extent not reimbursed by the Account Parties and without limitation of the obligations of the Account Parties to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel (other than in-house counsel) for the Issuing Bank or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Letter of Credit, provided, that no Bank
                                                      --------
shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Issuing Bank or such other Person, as finally determined by a court of competent jurisdiction.

     (d)  Issuing Bank in its Individual Capacity.  With respect to its
          ---------------------------------------
Commitments and the Obligations owing to it, the Issuing Bank shall have the same rights and powers under this Agreement and each other Transaction Document as any other Bank and may exercise the same as though it were not the Issuing Bank, and the terms "Banks," "holders of Notes" and like terms shall include the Issuing Bank in its individual capacity as such. The Issuing Bank and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Credit Party and any stockholder, subsidiary or affiliate of any Credit Party, as though the Issuing Bank were not the Issuing Bank hereunder.

     2.11. Payments Generally; Interest and Interest on Overdue Amounts.
           ------------------------------------------------------------

     (a)  Payments Generally.  All payments to be made by an Account Party in
          ------------------
respect of fees, indemnity, expenses or other amounts due from such Account Party hereunder or under any Transaction Document shall be payable in Dollars at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Except for payments under Sections 2.12, 2.13 and 9.04 hereof, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office. Payments under Sections 2.12, 2.13 and 9.04 hereof shall be made to the applicable Bank at such domestic account as it shall specify to the Account Parties from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent or such Bank after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Banks all such payments received by it from an Account Party as promptly as practicable after receipt by the Agent.

     (b)  Interest and Interest on Overdue Amounts.  Interest on Letter of
          ----------------------------------------
Credit Reimbursement Obligations shall accrue at a rate per annum (based on a year of 360 days and actual days elapsed) which for each day shall be equal to the then-current Applicable Interest Rate beginning on the day that the related Letter of Credit payment is made and shall be due and payable on the day that the Letter of Credit Reimbursement Obligation is due and payable in accordance with Section 2.05(a) hereof. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) fees, indemnity, expenses or any other amounts due from the Account Parties hereunder or under any other Transaction Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to 2% above the then-current Applicable Interest Rate. To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Transaction Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

     2.12.  Additional Compensation in Certain Circumstances.  If the
            ------------------------------------------------
introduction of or any change in, or any change in the interpretation or application of, any Law, regulation or guideline by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any applicable Official Body (whether or not having the force of law):

            (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Letters of Credit or payments by the Account Parties of fees or other amounts due from the Account Parties hereunder or under the other Transaction Documents (except for taxes on the overall net income or overall gross receipts of such Bank imposed by the jurisdictions (federal, state and local) in which the Bank's principal office is located),

           (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Bank,

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or (B) otherwise applicable to the obligations of any Bank under this Agreement, or

          (iv) imposes upon any Bank any other condition or expense with respect to this Agreement or the issuance of any Letter of Credit,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank or, in the case of clause (iii) hereof, any Person controlling a Bank, with respect to this Agreement or the issuance of any Letter of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's or controlling Person's capital, taking into consideration such Bank's or controlling Person's policies with respect to capital adequacy so long as such policies are reasonable in light of prevailing market practice at the time) by an amount which such Bank deems to be material, such Bank may from time to time notify the Account Parties of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive) to be necessary to compensate such Bank for such increase, reduction or imposition. Such amount shall be due and payable by any applicable Account Party to such Bank five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Prime Rate. A certificate by such Bank as to the amount due and payable under this Section 2.12 from time to time and the method of calculating such amount shall be conclusive. Each Bank agrees that it will use good faith efforts to notify the Account Parties of the occurrence of any event that would give rise to a payment under this Section 2.12; provided,
                                                                 --------
however that, so long as such notice is given within a reasonable period after the occurrence of such event, any failure of such Bank to give any such notice shall have no effect on the Account Parties' obligations hereunder.

     2.13.  Taxes.
            -----

     (a)  Payments Net of Taxes.  All payments made by the Account Parties under
          ---------------------
this Agreement or any other Transaction Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, and all liabilities with respect thereto, excluding

          (i) in the case of the Agent and each Bank, income or franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Bank and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

          (ii) in the case of each Bank, income or franchise taxes imposed by any jurisdiction in which such Bank's lending offices which issue Letters of Credit are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"), unless an Account Party is required to withhold or deduct Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Bank under this Agreement or any other Transaction Document, the applicable Account Party shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. Whenever any Taxes are paid by an Account Party with respect to payments made in connection with this Agreement or any other Transaction Document, as promptly as possible thereafter, such Account Party shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by such Account Party showing payment thereof. If the Agent or a Bank determines in its sole discretion in good faith that it has received a refund in respect of any Taxes as to which it has been indemnified by an Account Party, or with respect to which an Account Party has paid additional amounts pursuant to this Section 2.13, the Agent or such Bank shall promptly after the date of such receipt pay over the amount of such refund to such Account Party (but only to the extent of indemnity payments made, or additional amounts paid, by an Account Party under this Section 2.13 with respect to Taxes giving rise to such refund and only to the extent that the Agent or such Bank has determined that the amount of any such refund is directly attributable to payments made under this Agreement), net of all reasonable expenses of the Agent or such Bank (including additional Taxes attributable to such refund, as determined by the Agent or such Bank) and without interest (other than interest, if any, paid by the relevant Official Body with respect to such refund). An Account Party receiving any such payment from the Agent or a Bank shall, upon demand, pay to the Agent or such Bank any amount paid over to such Account Party by the Agent or such Bank (plus penalties, interest or other charges) in the event the Agent or such Bank is required to repay any portion of such refund to such Official Body. Nothing in this Section 2.13(a) shall entitle an Account Party to have access to the records of the Agent or any Bank, including, without limitation, tax returns.

     (b)  Indemnity.  Each Account Party hereby indemnifies the Agent and each
          ---------
of the Banks for the full amount of all Taxes attributable to payments by or on behalf of such Account Party hereunder or under any of the other Transaction Documents, any Taxes paid by the Agent or such Bank, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Bank as a result of any failure to pay such Taxes, except by reason of unreasonable delay by the Agent or Bank in notifying an Account Party or in making payment after payment was received from an Account Party), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

     (c)  Withholding and Backup Withholding.  Each Bank that is incorporated or
          ----------------------------------
organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date the first payment is due to be made to it hereunder or under any other Transaction Document, it will furnish to the Account Parties and the Agent

          (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and

         (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Bank which so delivers to the Account Parties and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Account Parties and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Account Parties and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Bank is entitled to receive payments under this Agreement or any other Transaction Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Account Parties and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, in which case Section 2.13(a) and (b) shall apply to all further payments.

     2.14.  Extensions of Expiration Date.  X.L. Insurance may, at its option,
            -----------------------------
give the Agent and the Issuing Bank written notice (an "Extension Request") at any time not more than ninety days, nor less than forty-five days, prior to the Expiration Date in effect at such time (the "Current Expiration Date") of X.L. Insurance's desire to extend the Expiration Date to a date which is not later than 364 days after the Current Expiration Date. The Agent shall promptly inform the Banks of such Extension Request. Each Bank which agrees to such Extension Request shall deliver to the Agent its express written consent thereto no later than thirty days prior to the Current Expiration Date. No extension shall become effective unless the express written consent thereto by the Required Commitment Banks and the Issuing Bank is received by the Agent on or before the thirtieth day prior to the Current Expiration Date. If the Issuing Bank and the Required Commitment Banks, but not all Commitment Banks, have expressly consented in writing to such Extension Request by such thirtieth day, then the Agent shall so notify X.L. Insurance and X.L. Insurance may, effective as of the Current Expiration Date, take one or both of the following actions:
(i) replace any Commitment Bank which has not agreed to such Extension Request (a "Nonextending Bank") with another commercial lending institution satisfactory to the Issuing Bank (a "Replacement Bank") by giving notice of the name of such Replacement Bank to the Agent and the Issuing Bank not later than five Business Days prior to the then effective Expiration Date and (ii) elect to implement a Conversion to Tranche System as contemplated by Section 2.15 hereof (or, if the Conversion to Tranche System has previously been implemented, elect to implement a Supplement to Tranche System as contemplated by Section 2.15 hereof). In the event that a Nonextending Bank is to be replaced by a Replacement Bank, such Nonextending Bank shall, upon payment to it of all amounts owing to it on the date of its replacement, assign all of its interests hereunder to such Replacement Bank in accordance with the provisions of Section 9.13(c) hereof.
If the Issuing Bank and the Required Commitment Banks shall have consented to such Extension Request, then, on the Current Expiration Date, the Expiration Date shall be deemed to have been extended to, and shall be, the date specified in such Extension Notice. The Agent shall promptly after any such extension advise the Banks of any changes in the Letter of Credit Participating Interest Committed Amounts and the Letter of Credit Participating Interest Commitment Percentages, as well as any changes effected by the election of the Conversion to Tranche System or a Supplement to Tranche System.

     2.15.  Tranches. (a)  Certain Definitions.  As used in this Agreement the
            --------       -------------------
following terms have the meanings ascribed thereto:

                     "Commitment Banks" at any time means Banks which have Letter of Credit Participating Interest Commitments at such time and "Commitment Bank" means any one of them.

                     "Conversion to Tranche System" means the election by the Account Parties, at a time when X.L. Insurance has made an Extension Request pursuant to Section 2.14 hereof and such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, to classify Letters of Credit as Tranche 1 Letters of Credit and Tranche 2 Letters of Credit, all in accordance with Section 2.15(b) hereof.

                     "L/C Termination Date" means, with respect to a Letter of Credit, the date which is stated therein to be the last day on which the beneficiary thereof may draw thereon.

               "Pro Rata" means: (i) until the first Special Expiration Date, from and to the Banks in accordance with their respective Letter of Credit Participating Interest Percentages and (ii) thereafter, (x) with respect to Tranche 1 Letters of Credit, from and to the Tranche 1 Banks in accordance with their respective Tranche 1 Letter of Credit Participating Interest Percentages, (y) with respect to Tranche 2 Letters of Credit and Tranche 2 Letter of Credit Commitments, from and to the Tranche 2 Banks in accordance with their respective Tranche 2 Letter of Credit Participating Interest Percentages and (z) with respect to each additional Tranche of Letters of Credit (i.e., Tranche 3 Letters of Credit, Tranche 4 Letters of Credit, and so on), if any, from and to the Banks which have Letter of Credit Participating Interest Commitments or Letter of Credit Participating Interests, as applicable, with respect to such Tranche in accordance with their respective related Letter of Participating Interest Percentages.

               "Required Commitment Banks" at any time means Commitment Banks which have, in the aggregate, Letter of Credit Participating Interest Committed Amounts in excess of 50% of the total outstanding Letter of Credit Participating Interest Committed Amounts at such time.

               "Special Expiration Date" means the Expiration Date which is in effect at a time when each of the following has occurred: (i) X.L. Insurance has made an Extension Request pursuant to Section 2.14 hereof, (ii) such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, and (iii) X.L. Insurance has elected to implement a Conversion to Tranche System or a Supplement to Tranche System.

               "Supplement to Tranche System" means the election by X.L. Insurance, at a time when the Conversion to Tranche System has been previously made and when X.L. Insurance has made an Extension Request pursuant to Section 2.14 hereof and such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, to classify additional Letters of Credit as Tranche X Letters of Credit.

               "Tranche 1 Bank" shall mean each Bank which is a Bank immediately prior to the first Special Expiration Date.

               "Tranche 1 Letter of Credit" means each Letter of Credit which is issued prior to the first Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such first Special Expiration Date.

               "Tranche 1 Letter of Credit Participating Interest Percentage" for each Tranche 1 Bank means such Bank's Letter of Credit Participating Interest Percentage immediately prior to the first Special Expiration Date.

               "Tranche 2 Bank" shall mean each Bank which has a Tranche 2 Letter of Credit Participating Interest Commitment.

               "Tranche 2 Letter of Credit" means each Letter of Credit which is issued prior to the second Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such second Special Expiration Date and shall not include any Tranche 1 Letter of Credit (it being understood that a Letter of Credit may change from a Tranche 1 Letter of Credit to a Tranche 2 Letter of Credit as a result of the extension, after the first Special Expiration Date, of its L/C Termination Date).

               "Tranche 3 Letter of Credit" and "Tranche 4 Letter of Credit" have the meanings set forth in the definition of the term "Tranche X".

               "Tranche X" shall mean Tranche 3 if there are existing Tranche 2 Letters of Credit but not Tranche 3 Letters of Credit, Tranche 4 if there are existing Tranche 3 Letters of Credit but not Tranche 4 Letters of Credit, and so on in consecutive integral succession. The terms "Tranche X Bank", "Tranche X Letter of Credit Participating Interest Commitment", "Tranche X Letter of Credit Participating Interest Committed Amount" and "Tranche X Letter of Credit Participating Interest Percentage" shall have comparable meanings.
          The term "Tranche X Letter of Credit" shall have a comparable meaning, but such meaning shall be consistent with the following: (i) the term "Tranche 3 Letter of Credit" means each Letter of Credit which is issued prior to the third Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such third Special Expiration Date and shall not include any Tranche 1 Letter or Credit or any Tranche 2 Letter of Credit; (ii) the term "Tranche 4 Letter of Credit" means each Letter of Credit which is issued prior to the fourth Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such fourth Special Expiration Date and shall not include any Tranche 1 Letter of Credit, any Tranche 2 Letter of Credit or any Tranche 3 Letter of Credit; (iii) the terms "Tranche 5 Letter of Credit", "Tranche 6 Letter of Credit", and so on shall have comparable meanings (it being understood that a Letter of Credit can change from one Tranche to another as a result of an extension of its L/C Termination Date).

     (b)  Conversion to Tranche System.   If the Account Parties elect the
          ----------------------------
Conversion to Tranche System with respect to an Extension Request, the following shall occur: (i) the Letter of Credit Participating Interest Commitments of Banks which, with respect to such Extension Request, are Nonextending Banks shall terminate as of the Special Expiration Date related to such Extension Request, but such Nonextending Banks (other than Nonextending Banks which have been replaced as contemplated by Section 2.14 hereof) shall remain parties to this Agreement and shall retain all of their respective obligations with respect to Tranche 1 Letters of Credit and shall retain their respective Letter of Credit Participating Interests in and with respect to Tranche 1 Letters of Credit; (ii) from and after the Special Expiration Date related to such Extension Request, the Letter of Credit Participating Interest Commitment of each Bank which has consented in writing to such Extension Request shall be a "Tranche 2 Letter of Credit Participating Interest Commitment" and the Letter of Credit Participating Interested Committed Amount of such Lender shall be its "Tranche 2 Letter of Credit Participating Interest Committed Amount"; (iii) the "Tranche 2 Letter of Credit Participating Interest Commitment Percentage" for each Tranche 2 Bank shall mean a fraction, expressed as percentage, the numerator of which is such Tranche 2 Bank's Tranche 2 Letter of Credit Participating Interest Committed Amount and the denominator of which is the aggregate Tranche 2 Letter of Credit Participating Interest Committed Amounts of all of the Tranche 2 Banks.

     (c)  Supplement to Tranche System. If the Account Parties elect a
          ----------------------------
Supplement to Tranche System with respect to such Extension Request, the following shall occur: (i) the Letter of Credit Participating Interest Commitments of Banks which, with respect to such Extension Request, are Nonextending Banks shall terminate, but such Nonextending Banks shall remain parties to this

Agreement and shall retain all of their respective obligations with respect to Letters of Credit under existing Tranches and shall retain their respective Letter of Credit Participating Interests in and with respect to existing Letters of Credit; (ii) from and after the Special Expiration Date related to such Extension Request, the Letter of Credit Participating Interest Commitment of each Bank which has consented in writing to such Extension Request shall be a "Tranche X Letter of Credit Participating Interest Commitment" and the Letter of Credit Participating Interested Committed Amount of such Lender shall be its "Tranche X Letter of Credit Participating Interest Committed Amount"; (iii) the "Tranche X Letter of Credit Participating Interest Commitment Percentage" for each Tranche X Bank shall mean a fraction, expressed as percentage, the numerator of which is such Tranche X Bank's Tranche X Letter of Credit Participating Interest Committed, Amount and the denominator of which is the aggregate Tranche X Letter of Credit Participating Interest Committed Amounts of all of the Tranche X Banks, all as contemplated by the definition of the term "Tranche X" contained in paragraph (a) of this Section 2.15.


                                  ARTICLE III
                                  -----------

                        REPRESENTATIONS AND WARRANTIES.
                        -------------------------------

Each Credit Party represents and warrants that:

     3.01.  Organization and Qualification.  Such Credit Party and each of its
            ------------------------------
Credit Subsidiaries is a corporation duly organized, validly existing and (unless the concept of good standing is not known to the law of the relevant jurisdiction) in good standing under the laws of their respective jurisdictions of incorporation and has the power and authority to own its properties and assets, and to carry on its business as presently conducted and is qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities is such that failure to receive or retain such qualification would have a Material Adverse Effect. A list of such Credit Party's Credit Subsidiaries setting forth their respective jurisdictions of incorporation is set forth in Schedule 3.01 hereto. Such Credit Party is not subject to any Private Act, except, with respect to X.L. Insurance, the X.L. Insurance Company, Ltd. Act, 1989, a copy of which has been provided to the Agent.

     3.02.  Corporate Power and Authorization.  Such Credit Party and any
            ---------------------------------
Subsidiary of such Credit Party which is also a Credit Party has corporate power and authority to make and carry out this Agreement and any other Transaction Document to which it is a party, to execute and deliver this Agreement and each such Transaction Document, to perform its obligations hereunder and under any such Transaction Documents and, in the case of each Credit Party which is an Account Party, to request the issuance of Letters of Credit as provided for herein. All such action has been duly authorized by all necessary corporate proceedings on the part of such Credit Party.

     3.03.  Financial Information.  Such Credit Party has furnished to Agent,
            ----------------------
with sufficient copies for each Bank, copies of the audited consolidated financial statements and the consolidating financial statements of such Credit Party and its consolidated Subsidiaries including a consolidated and consolidating balance sheet and related statements of income and retained earnings for the fiscal year ending November 30, 1997 (or, in the case of Venton Group, December 31, 1996). Such financial statements fairly present the financial position of such Credit Party and its consolidated Subsidiaries as of the date of such reports and the consolidated and consolidating results of their operations and cash flows for the fiscal period then ended in conformity with GAAP (or, in the case of Venton Group, SAP) applied on a consistent basis, and such consolidated financial statements have been examined and reported upon by independent, certified public accountants.

     3.04.  Litigation.  Except as disclosed to the Banks in writing prior to
            ----------
the Closing Date (including by disclosure in the financial statements delivered to the Banks referred to in Section 3.03 hereof), there is no litigation or governmental proceeding by or against such Credit Party or any of its Subsidiaries pending or, to its knowledge, threatened, which could reasonably be expected (in light of reserves, and total shareholders' equity of such Credit Party and after taking into account the nature of such Credit Party's business and activities) to have a Material Adverse Effect if adversely determined.

     3.05.  No Adverse Changes.  Since November 30, 1997 (or, in the case of
            ------------------
Venton Group, December 31, 1996), there has been no occurrence or event which has had a Material Adverse Effect.

     3.06.  No Conflicting Laws or Agreements; Consents and Approvals.  (a)
            ---------------------------------------------------------
Neither the execution and delivery of this Agreement or any other Transaction Document, the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of such Credit Party or of any applicable Law or of any material agreement or instrument to which such Credit Party is a party or by which it is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, except Permitted Liens, of any nature whatsoever upon any of the property of such Credit Party pursuant to the terms of any such agreement or instrument.

     (b) Except for the filing of the Pledge Agreement with the Registrar of Companies in Bermuda, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with (i) execution and delivery of this Agreement or any other Transaction Document, (ii) the consummation of the transactions herein or therein contemplated, or (iii) the performance of or compliance with the terms and conditions hereof or thereof.

     3.07.  Execution and Binding Effect.  This Agreement (and, in the case of
            ----------------------------
X.L. Investments, the Pledge Agreement) has been duly and validly executed and delivered by such Credit Party. This Agreement and each Transaction Document to which it is a party constitutes legal, valid and binding obligations of such Credit Party enforceable in accordance with the terms thereof except, as to the enforcement of remedies, for limitations imposed by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (excluding Laws with respect to fraudulent conveyance), (ii) Laws limiting the right of specific performance or (iii) general principles of equity.

     3.08.  Taxes.  All tax returns required to be filed by each Credit Party
            -----
have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon such Credit Party or upon its properties, income or sales which are due and payable have been paid. The reserves and provisions for taxes, if any, on the books of such Credit Party are adequate for all open years and for its current fiscal period as determined in accordance with GAAP.

     3.09.  Use of Proceeds.  Such Credit Party will use any Letter of Credit
            ---------------
issued hereunder for its account for general corporate purposes. Such Credit Party will make no request for a Letter of Credit hereunder for the purpose of directly or indirectly buying or carrying any "margin stock" as such term is used in Regulation U of the Board of Governors of the Federal Reserve System in violation of such regulation. Such Credit Party is not engaged in the business of extending credit to others for the purposes of buying or carrying any "margin stock."

     3.10.  Permits, Licenses and Rights.  Such Credit Party and each Credit
            ----------------------------
Subsidiary of such Credit Party own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective businesses as presently conducted and presently planned to be conducted without, to the best knowledge of such Credit Party, conflict with the rights of others.

     3.11.  Accurate and Complete Disclosure.  All information provided by or on
            --------------------------------
behalf of any Credit Party to the Agent or any Bank pursuant to or in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is true and accurate in all material respects on the date such information is dated (or, if not dated, on the date such information was received by the Agent or such Bank, as the case may be) and such information, taken as a whole, which was provided on or prior to the time this representation is made or remade, does not, to the best knowledge of the Credit Parties, omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

     3.12.  Absence of Violations.  Such Credit Party and each Affiliate of such
            ---------------------
Credit Party is not in violation of a any charter document, corporate minute or resolution, any instrument or agreement, in each case binding on it or affecting its property, or any Law, in a manner which could have a Materially Adverse Effect.

     3.13.  Environmental Matters.  Such Credit Party and each of its Credit
            ---------------------
Subsidiaries is and has been in full compliance with all applicable Environmental Laws. Such Credit Party and each of its Credit Subsidiaries have all Approvals by Official Bodies charged with the enforcement of Environmental Laws that are necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated.

     3.14.  Not an Investment Company.  Such Credit Party is not an Investment
            -------------------------
Company required to be registered under the Investment Company Act of 1940.



                                   ARTICLE IV
                                   ----------

                                   CONDITIONS
                                   ----------

     4.01.  Effectiveness.  The effectiveness of this Agreement shall be subject
            ---------------
to the following conditions:

     (a)  Proceedings and Incumbency.  There shall have been delivered to the
          --------------------------
Agent with sufficient copies for each Bank a certificate with respect to each Credit Party in form and substance satisfactory to the Agent dated the Closing Date and signed on behalf of each Credit Party by the Secretary or an Assistant Secretary of such Credit Party certifying as to: (a) true copies of all corporate action taken by such Credit Party relative to this Agreement and the other Transaction Documents applicable to it including but not limited to that described in Section 3.02 hereof and (b) the names, true signatures and incumbency of the officer or officers of such Credit Party authorized to execute and deliver this Agreement and the other Transaction Documents applicable to it. Each Bank may conclusively rely on such certificates unless and until a later certificate revising the prior certificate has been furnished to such Bank.

     (b)  Organizational Documents.  There shall have been delivered to the
          ------------------------
Agent with sufficient copies for each Bank (i) certified copies of the articles of incorporation or memorandum of association and by-laws or other equivalent organizational documents for each Credit Party and (ii) a certificate of good standing for each Credit Party (other than X.L. Europe) certified by the appropriate Official Body of its place of organization.

     (c)  Opinions of Counsel.  There shall have been delivered to the Agent
          -------------------
with sufficient copies for each Bank written opinions addressed to the Banks, dated the Closing Date, of Messrs. Cahill Gordon & Reindel, Messrs. Conyers, Dill & Pearman and Paul S. Giordano, Esq., respectively, the Account Parties' and Guarantors' counsel, which together are substantially to the effects set forth in Exhibit C, and opinions of counsel qualified to practice in each jurisdiction, other than Bermuda and the United States, under the laws of which an Account Party is organized substantially to such effects to the extent that the laws of such jurisdiction are relevant.

     (d)  Details, Proceedings and Documents.  All legal details and proceedings
          ----------------------------------
in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to each Bank, and each Bank shall have received all such counterpart originals or certified or other copies of this Agreement and the other the Transaction Documents and such other documents and proceedings in connection with such transactions, in form and substance satisfactory to it, as such Bank have reasonably requested.

     (e)  Fees and Expenses.  Each Account Party  shall have paid all fees and
          -----------------
other compensation to be paid by it hereunder on or prior to the Closing Date.

     (f)  Representation and Warranties.  The representation and warranties
          -----------------------------
contained in Article III hereof shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

     (g)  Pledge Agreement.  The Pledge Agreement shall have been delivered to
          ----------------
the Agent, with sufficient copies for each Bank, duly executed by X.L. Investments. The Custodian's Acknowledgment, as defined in the Pledge Agreement, shall have been delivered to the Agent duly executed by the Custodian.

     (h)  Letter of Credit Agreement.  The Continuing Letter of Credit Agreement
          --------------------------
shall have been delivered to the Agent, with sufficient copies for each Bank, duly executed by each Account Party.

     4.02.  Issuance of Letters of Credit.  The obligation of the Issuing Bank
            -----------------------------
to issue any Letters of Credit hereunder is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by each Account Party of its obligations to be performed hereunder on or before the date of such Letters of Credit and to the satisfaction of the following further conditions:

     (a)  Representations and Warranties; Events of Default and Potential
          ---------------------------------------------------------------
Defaults.  The representations and warranties contained in Article III hereof
--------
shall be true on and as of the date of each Letter of Credit issued hereunder with the same effect as though made on and as of each such date, and on the date of each Letter of Credit issued hereunder no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Letter of Credit to be issued on such date. Failure of the Agent to receive notice from the applicable Account Party to the contrary before any Letter of Credit is issued hereunder shall constitute a representation and warranty that: (i) the representations and warranties contained in Article III hereof are true and correct on and as of the date of such Letter of Credit with the same effect as though made on and as of such date and (ii) on the date of such Letter of Credit no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Letter of Credit.

     (b)  Commitment.  The fact that, immediately after the issuance of such
          ----------
Letter of Credit, the aggregate outstanding Stated Amounts (determined as Dollar Equivalents) of the Letters of Credit issued and outstanding hereunder will not exceed the lesser of (x) the aggregate amount of the Letter of Credit Participating Interest Committed Amounts and (y) the Pledged Securities

Available Amount.

                                   ARTICLE V
                                   ---------


                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each Credit Party, as applicable, hereby covenants to the Agent, the Issuing Bank and each Bank as follows:

     5.01.  Reporting and Information Requirements.  Each Credit Party shall
            --------------------------------------
deliver to the Agent with sufficient copies for each Bank:

     (a)  Annual Reports.  (i) As soon as practicable and in any event within
          --------------
100 days after the close of each fiscal year, audited consolidated statements and unaudited consolidating statements of income, retained earnings and cash flows of such Credit Party and its consolidated Subsidiaries, for such fiscal year and a consolidated audited and consolidating balance sheet of such Credit Party and its consolidated Subsidiaries, as of the close of such fiscal year, and notes to each, all in accordance with GAAP (or, in the case of Venton Group, until it produces GAAP financial statements, SAP), setting forth in comparative form the corresponding figures for the preceding fiscal year, with such consolidated statements and balance sheets to be certified by independent public accountants of recognized national standing in the United States selected by such Credit Party and not unacceptable to the Required Banks, and the certificate or report of such accountants to be free of exceptions or qualifications not reasonably acceptable to the Required Banks and (ii) as soon as practical and in any event within 100 days after the close of each fiscal year of EXEL Limited, audited consolidated statements of income, retained earnings and cash flows of EXEL Limited and its consolidated Subsidiaries for such fiscal year and a consolidated audited balance sheet of EXEL Limited and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail and in accordance with GAAP (or, in the case of Venton Group as aforesaid, SAP), setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheets to be certified by independent public accountants of recognized national standing in the United States selected by EXEL Limited and not unacceptable to the Required Banks, and the certificate or report of such accountants to be free of exceptions or qualifications not reasonably acceptable to the Required Banks.

     (b)  Quarterly Statements.  Within sixty days after the end of the first,
          --------------------
second and third quarterly accounting periods in each fiscal year of X.L. Insurance, copies of the unaudited consolidated and consolidating balance sheets of X.L. Insurance and its consolidated Subsidiaries as of the end of such accounting period and of the consolidated and consolidating income statements of X.L. Insurance and its consolidated Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such accounting period, all in accordance with GAAP subject to year-end audit adjustments and certified by the principal financial officer of X.L. Insurance to have been prepared in accordance with generally accepted accounting principles consistently applied by X.L. Insurance except as explained in such certificate.

     (c)  Compliance Certificates.  Within 100 days after the end of each fiscal
          ------------------------
year of the Credit Parties and within sixty days after the end of each of the first three quarters of each fiscal year, a certificate in the form of Exhibit D hereto dated as of the end of such fiscal year or quarter, signed on behalf of each Credit Party by a principal financial officer thereof, (i) stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by such Credit Party, (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Article VI hereof, and (iii) stating that the signer has reviewed this

Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate.

     (d)  Further Information.  All such other information and in such form as
          -------------------
any Bank may reasonably request in writing.

     (e)  Notice of Event of Default.  Immediately upon becoming aware of any
          --------------------------
Event of Default or Potential Default, written notice thereof, together with a written statement of the president or a principal financial officer of the applicable Credit Party setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Credit Parties.

     (f)  Notice of Material Adverse Change.  Promptly upon becoming aware
          ---------------------------------
thereof, written notice of any event or occurrence constituting or which could reasonably be expected to have a Material Adverse Effect.

     (g)  Notice of Material Proceedings.  Promptly upon becoming aware thereof,
          ------------------------------
written notice of the commencement, existence or threat of any proceeding or a material change in any existing material proceeding by or before any Official Body against or affecting such Credit Party which, if adversely decided, could have a Material Adverse Effect.

     (h)  Notice of Certain Material Changes.  Promptly upon adoption thereof,
          ----------------------------------
notice of each material change in any Credit Party's investment policy, underwriting policy or other business policy.

The Credit Parties hereby authorize and direct the Agent to, and the Agent agrees to, furnish to the Banks no less frequently than quarterly a statement of value with respect to the Pledged Accounts provided by the Custodian under the Custody Agreement, which statement shall include, or be accompanied by, information as to the risk weighting of the Required Pledged Securities.

     5.02.  Preservation of Existence and Franchises.  Each Credit Party shall,
            ----------------------------------------
and shall cause each of its Credit Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation, which jurisdiction shall continue to be, in the case of each Credit Party, the jurisdiction under the laws of which such Credit Party is organized as of the date hereof. Each Credit Party shall, and shall cause each of its Credit Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

     5.03.  Insurance.  Each Credit Party shall, and shall cause each of its
            ---------
Credit Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or a similar business having similar properties similarly situated.

     5.04.  Maintenance of Properties.  Each Credit Party shall, and shall cause
            -------------------------
each of its Credit Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times, provided, however, that the foregoing
                                        --------
shall not impose on such Credit Party or any Subsidiary of such Credit Party any obligation in respect of any property leased by such Credit Party or such Subsidiary in addition to such Credit Party's obligations under the applicable document creating such Credit Party's or such Subsidiary's lease or tenancy.

     5.05.  Payment of Taxes and Other Potential Charges and Priority Claims
            ----------------------------------------------------------------
Payment of Other Current Liabilities.  Each Credit Party shall, and shall cause
---------------- -------------------
each of its Credit Subsidiaries to, pay or discharge:

          (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.03 hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Account Party in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law or any similar Law applicable to any Credit Party, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Credit Party or such Credit Subsidiary; provided that, unless and until
                                             --------
foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Credit Party need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP and SAP shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

     5.06.  Financial Accounting Practices.  Such Credit Party shall, and shall
            ------------------------------
cause each of its Credit Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 5.01 hereof in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

     5.07.  Compliance with Applicable Laws.  Each Credit Party shall, and shall
            -------------------------------
cause each of its Credit Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law and Bermuda Insurance
Laws) in all respects; provided that such Credit Party or any Credit Subsidiary
                       --------
of such Credit Party shall not be deemed to be in violation of this Section 5.07 as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Materially Adversely Effect or
(ii) otherwise impair the ability of such Credit Party to perform its obligations under this Agreement.

     5.08.  Use of Proceeds.  Each Account Party shall use the Letters of Credit
            ---------------
issued hereunder for its general corporate purposes.

     5.09.  Continuation Of and Change In Business.  Each Credit Party and its
            --------------------------------------
Subsidiaries shall continue to engage in substantially the same business and activities it currently engages in on the date of this Agreement.

     5.10.  Visitation.  Each Credit Party shall permit such Persons as any Bank
            ----------
may reasonably designate to visit and inspect any of the properties of such Credit Party, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Credit Party at such times as such Bank may reasonably request. Each Credit Party hereby authorizes its financial management to discuss with any Bank the affairs of such Credit Party.

                                   ARTICLE VI
                                   ----------


                               NEGATIVE COVENANTS
                               ------------------

Each Credit Party covenants to the Agent and to each Bank as follows:

     6.01.  Mergers and Acquisitions.  (a)  Such Credit Party shall not merge
            ------------------------
with or into or consolidate with any other Person, or agree to do any of the foregoing, except that if no Event of Default or Potential Event of Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto:

           (i) any Credit Party may merge with any other corporation, including a Subsidiary, if such Credit Party shall be the surviving corporation; and

          (ii) if the written consent of the Required Banks is obtained, any Credit Party may merge into or consolidate with any other corporation if the corporation into which such Credit Party is merged or which is formed by such consolidation shall expressly assume all obligations of such Credit Party under this Agreement.

     (b) Such Credit Party shall not acquire the stock or other equity interests, or all or any substantial portion of the properties or assets of any other Person, or agree to do any of the foregoing, unless such Person is engaged primarily in the insurance business or the financial services business.

     6.02.  Dispositions of Assets.  Such Credit Party shall not, and shall not
            ----------------------
permit any Credit Subsidiary to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 6.02 as a "transaction" and any series of related transactions constituting but a single transaction), any of its properties or Assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

     (a) Transactions in the ordinary course of business involving current assets or other assets classified on such Credit Party's balance sheet as available for sale.

     (b) Sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, provided that any such sales, conveyances or transfers shall not individually, or in the aggregate, exceed $50,000,000 in any calendar year for all Credit Parties in the aggregate; or

     (c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Credit Party or its Credit Subsidiaries.

     6.03.  Liens. Such Credit Party shall not, and shall not permit any Credit
            -----
Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired or agree or become liable to do so, except:

     (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on
Schedule 6.03(a) hereto; provided, however, that no such Lien may at any time
                         --------  -------
exist upon the Pledged Securities;

     (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.05 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of such Section 5.05;

     (c) Liens on property securing all or part of the purchase price thereof to such Credit Party and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Credit Party (and extension, renewal and replacement Liens upon the same property), provided --

          (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and

          (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Credit Party, as applicable, shall not exceed 100% (if such obligations are not subject when created to United States income taxes) or 90% (in all other cases) of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

provided, however, that no such Lien may at any time exist upon the Pledged
--------  -------
Securities;

     (d) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Credit Party;

     (e) Liens securing Indebtedness permitted by Section 6.08 hereof covering assets whose market value is not materially greater than an amount equal to the amount of the Indebtedness secured thereby, plus a commercially reasonable margin provided, however, that no such Lien may at any time exist upon the
       --------  -------
Required Pledged Securities;

     (f) Liens on cash and securities of such Credit Party or its Credit Subsidiaries incurred as part of the management of its investment portfolio in accordance with customary portfolio management practice and not in violation of such Credit Parties' investment policy as in effect on the date of this Agreement; provided, however, that no such Lien may at any time exist upon the
          ---------  -------
Pledged Securities; or

     (g) Liens in favor of the Bank Parties created pursuant to the Pledge Agreement.

     6.04.  Transactions With Affiliates. Such Credit Party shall not, and shall
            ----------------------------
not permit any Credit Subsidiary to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Credit Party, or directly or indirectly agree to do any of the foregoing, except transactions among such Credit Party and its wholly-owned Credit Subsidiaries and transactions with Affiliates in good faith in the ordinary course of such Credit Party's business consistent with past practice and on terms no less favorable to such Credit Party or any Credit Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

     6.05.  Business.  Such Credit Party will not, and will not permit any
            --------
Subsidiary to, engage (directly or indirectly) in any businesses other than the businesses substantially the same as those in which such Credit Party and its Subsidiaries are engaged on the Closing Date and any businesses reasonably related thereto or in the financial services industry. Each Account Party which is an insurance company will not permit, at any time, its net premiums earned from insurance operations to comprise less than 50% of gross revenues of such Account Party (on a consolidated basis exclusive of net gains and losses from investments and investment income). X.L. Investments shall not conduct or be engaged in any business other than the business of holding investments provided to it by X.L. Insurance and the affiliates of X.L. Insurance and the proceeds thereof.

     6.06.  Ratio of Total Funded Debt to Consolidated Tangible Net Worth.  X.L.
            -------------------------------------------------------------
Insurance will not permit its ratio of Total Funded Debt to Consolidated Tangible Net Worth to be greater than 0.35 at any time.

     6.07.  Consolidated Net Worth.  X.L. Insurance will not permit its
            ----------------------
Consolidated Net Worth to be less than $1,200,000,000 at any time.

     6.08.  Indebtedness. Such Credit Party shall not, and shall not permit any
            ------------
Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

     (a) Indebtedness to the Banks pursuant to this Agreement and the other Transaction Documents;

     (b) Indebtedness of all Credit Parties and their Subsidiaries in an aggregate principal amount not exceeding $300,000,000 at any time outstanding;

     (c)  Indebtedness pursuant to the Syndicated Revolving Credit Agreements;

     (d)  Indebtedness described on Schedule 6.08(d);

     (e) Accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Credit Party or any Subsidiary of any Credit Party; and

     (f)  Indebtedness incurred in transactions described in Section 6.03(f).

     6.09.  Operating Leverage.  X.L. Insurance will not permit its ratio of net
            ------------------
premiums written to statutory capital and surplus, in each case as reflected in the notes to its consolidated financial statements, to be greater than 1.2 to
1.0 at any time.

     6.10.  Private Act. Such Credit Party shall not become subject to a Private
            -----------
Act except, in the case of X.L. Insurance, the X.L. Insurance Company, Ltd. Act, 1989.


                                  ARTICLE VII

                               EVENTS OF DEFAULT
                               -----------------

     7.01.  Events of Default.  An Event of Default shall mean the occurrence or
            -----------------
existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

     (a) Any Account Party shall default in the payment when due of any reimbursement obligation with respect to any Letter of Credit;

     (b) Any Account Party shall default in the payment when due of any Letter of Credit Fee, Commitment Fee, or any other fee or amount payable hereunder which default shall continue for a period of three days from the due date thereof;

     (c) Any Credit Party shall default in the observance, performance or fulfillment of any covenant contained in Article VI hereof;

     (d) Any Credit Party shall default in the observance, performance or fulfillment of any other covenant, condition or provision hereof and such default shall not be remedied for a period of twenty days after written notice thereof to such Credit Party from the Agent;

     (e) Any Credit Party, EXEL Limited, or any Subsidiary of any Credit Party shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $10,000,000 or more beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement under which any such obligation in principal amount of $10,000,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement;

     (f) One or more judgments for the payment of money shall have been entered against any Credit Party or EXEL Limited which judgments exceed $50,000,000 in the aggregate and such judgments shall remain undischarged or uncontested or appealed in good faith for a period of thirty consecutive days;

     (g) Any representation or warranty herein made by any Credit Party, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;

     (h) X.L. Insurance shall cease to own, beneficially and of record, directly or indirectly, 100% of the outstanding voting shares of common stock of each other Credit Party;

     (i) EXEL Limited shall cease to own, beneficially and of record, directly or indirectly, all of the outstanding voting shares of capital stock of X.L. Insurance, except for a nominal number of shares owned by two nominee shareholders required by the Bermuda Companies Law;

     (j)  A Change in Control shall occur;

     (k) The guarantee contained in Article X hereof shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of X.L. Insurance or X.L. Investments, or any Credit Party or any Person acting for or on behalf of any of such parties contests such validity or binding nature of such guarantee itself or the transactions contemplated by this Agreement, or any other Person shall assert any of the foregoing, or the Pledge Agreement shall terminate or cease, in whole or in part, to be a legally valid and binding obligation of X.L. Investments, or any Credit Party or any Person acting for or on behalf of any of such parties contests such validity or binding nature of the Pledge Agreement itself or the transactions contemplated thereby (including the security interest granted thereunder);

     (l) A decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Credit Party or EXEL Limited a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Credit Party or EXEL Limited under the Bermuda Companies Law, or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of sixty days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Credit Party or EXEL Limited or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of sixty days;

     (m) Any Credit Party or EXEL Limited shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or examiner (in the case of X.L. Europe) or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by such Credit Party or EXEL Limited in furtherance of any of the aforesaid purposes; or

     (n) The Pledged Securities Available Amount shall at any time be less than the Letter of Credit Exposure;

then, the Issuing Bank shall be under no further obligation to issue Letters of Credit hereunder and the Agent may, and upon written request of the Required Banks shall, exercise any or all remedies available to it under the Pledge Agreement or otherwise.


                                  ARTICLE VIII


                                   THE AGENT
                                   ---------

     8.01.  Appointment.  (a)  Each Bank hereby irrevocably appoints Mellon
            -----------
Bank, N.A. to act as Agent for such Bank under this Agreement and the other Transaction Documents. Each Bank hereby irrevocably authorizes the Agent to take such action on behalf of such Bank under the provisions of this Agreement and the other Transaction Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. hereby agrees to act as Agent on behalf of the Banks on the terms and conditions set forth in this Agreement and the other Transaction Documents, subject to its right to resign as provided in Section
8.10 hereof. Each Bank hereby irrevocably authorizes the Agent to execute and deliver each of the Transaction Documents and to accept delivery of such of the other Transaction Documents as may not require execution by the Agent. Each Bank agrees that the rights and remedies granted to the Agent under the Transaction Documents shall be exercised exclusively by the Agent, and that no Bank shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

     (b) Each Bank agrees that Mellon Bank, N. A. may act as collateral agent in connection with a Future Collateral Allocation Transaction. As used herein, the term "Future Collateral Allocation Transaction" means a transaction which includes, among other things, the following elements: (i) X.L. Insurance shall have arranged one or more separate financing transactions with credit providers (which may, but need not, include any of the Banks) for which the Pledged Accounts and securities entitlements therein serve as collateral at a time when the Pledged Accounts and securities entitlements therein serve as collateral for the Obligations under this Agreement; (ii) Mellon Bank, N. A. shall have agreed to serve as collateral agent both for the Issuing Bank, the Agent and the Banks under this Agreement and the Pledge Agreement and for the parties providing the separate financing described in clause (i) of this paragraph; (iii) arrangements shall have been made pursuant to which specific securities entitlements within the Pledged Accounts are allocated as collateral for the Obligations under this Agreement and other specific securities entitlements within the Pledged Accounts are allocated as collateral for such other financings; and (iv) the Required Banks and the Issuing Bank shall have approved all of such arrangements and the documents implementing the same, including amendments to this Agreement and the Pledge Agreement.

     8.02.  General Nature of Agent's Duties.  Notwithstanding anything to the
            --------------------------------
contrary elsewhere in this Agreement or in any other Transaction Document:

            (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Transaction Document or shall otherwise exist.

            (b) The duties and responsibilities of the Agent under this Agreement and the other Transaction Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Bank.

            (c) The Agent is and shall be solely the agent of the Banks. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Banks as provided in this Agreement and the other Transaction Documents).

            (d) The Agent shall be under no obligation to take any action hereunder or under any other Transaction Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Transaction Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

     8.03.  Exercise of Powers.  The Agent shall take any action of the type
            ------------------
specified in this Agreement or any other Transaction Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Banks (or, to the extent this Agreement or such Transaction Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Transaction Document expressly requires the direction or consent of the Required Banks (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Banks. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Banks (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Banks (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 8.04(a) hereof).

     8.04.  General Exculpatory Provisions.  Notwithstanding anything to the
            ------------------------------
contrary elsewhere in this Agreement or any other Transaction Document:

     (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Transaction Document, unless caused by its own gross negligence or willful misconduct.

     (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Transaction Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Transaction Document, (iii) any failure of any Credit Party or Bank to perform any of their respective obligations under this Agreement or any other Transaction Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Transaction Documents or otherwise from time to time.

     (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Transaction Document on the part of any Credit Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Credit Party or any other Person, or (iii) except to the extent set forth in Section 8.05(f) hereof, the existence of any Event of Default or Potential Default.

     (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Transaction Document to be furnished by the Agent to such Bank.

     8.05.  Administration by the Agent.
            ---------------------------

     (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Transaction Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

     (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for any Credit Party), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

     (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Transaction Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Credit Party or Bank, such matter may be established by a certificate of such Credit Party or Bank, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Transaction Document).

     (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

     (e) The Agent may perform any of its duties under this Agreement or any other Transaction Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

     (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Bank or any Credit Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Bank.

     8.06.  Bank Not Relying on Agent or Other Banks.  Each Bank acknowledges as
            ----------------------------------------
follows: (a) neither the Agent nor any other Bank has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Bank shall be deemed to constitute any representation or warranty by the Agent or such other Bank to it; (b) it has, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Transaction Documents; and (c) it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Transaction Documents.

     8.07.  Indemnification.  Each Bank agrees to reimburse and indemnify the
            ---------------
Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Credit Party and without limitation of the obligations of the Loan Parties to do so), ratably in accordance with their respective Letter of Credit Participating Interests, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction to which a Letter of Credit directly or indirectly relates, provided that no Bank shall be liable for any
                                --------
portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section shall be due and payable on demand, and to the extent that any Bank fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 360 days and actual days elapsed) which for each day shall be equal to 2% over the interest rate per annum announced by the Federal Reserve Bank of New York or otherwise determined by the Agent to be applicable for such day to overnight federal funds transactions arranged by federal funds brokers on the previous trading day.

     8.08.  Agent in its Individual Capacity.  With respect to its Commitments
            --------------------------------
and the Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Transaction Document as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Credit Party and any stockholder, subsidiary or affiliate of any Credit Party, as though the Agent were not the Agent hereunder.

     8.09.  Successor Agent.  The Agent may resign at any time by giving 10
            ---------------
days' prior written notice thereof to the Banks and the Account Parties. The Agent may be removed by the Required Banks at any time by giving 10 days' prior written notice thereof to the Agent, the other Banks and the Account Parties. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Transaction Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Banks, all notices or other communications required or permitted to be given to the Agent shall be given to each Bank, and all payments to be made to the Agent shall be made directly to the Account Parties or Bank for whose account such payment is made.

     8.10.  Additional Agents.  If the Agent shall from time to time deem it
            -----------------
necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Banks, the Agent and the Account Parties shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent or agent with such powers of the Agent as may be provided in such supplemental agreement and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Transaction Document.

     8.11.  Calculations.  The Agent shall not be liable for any calculation,
            ------------
apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Account Party, to recover such amount from the appropriate Account Party.

     8.12.  Agent's Fee.  X.L. Insurance agrees to pay to the Agent, for its
            -----------
individual account, a nonrefundable Agent's fee in an amount and at such time or times as the Agent and X.L. Insurance have heretofore agreed.


                                   ARTICLE IX


                                 MISCELLANEOUS
                                 -------------

     9.01.  No Implied Waiver etc.  No delay or failure of the Agent or any Bank
            ---------------------
in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies hereunder of the Agent and the Banks are cumulative and not exclusive of any rights or remedies which, it or they would otherwise have. Any amendment, waiver, permit, consent or approval of any kind or character on the part of the Agent or a Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

     9.02.  Set-Off.  In case any one or more of the Events of Default described
            -------
in Article VII hereof shall occur, each Bank shall have the right, in addition to all other rights and remedies available to it, to set-off against the unpaid balance of its interests in any Letter of Credit Reimbursement Obligations any debt owing by such Bank to the applicable Credit Party, including without limitation any funds in any deposit account maintained by such Credit Party with such Bank, and such Bank shall have and there is hereby created in favor of such Bank a security interest in all deposit accounts maintained by such Credit Party with such Bank, subject to Liens permitted under 6.03(f). Any sums obtained by any Bank by way of counterclaim, set-off, banker's lien or other lien for application upon any Letter of Credit Reimbursement Obligation shall be shared pro rata with the other Banks. Nothing in this Agreement shall be deemed any waiver or prohibition of any right of banker's lien or set-off under applicable Law.

     9.03.  Survival of Provisions.  Each of the representations, warranties,
            ----------------------
covenants and agreements of the Credit Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, and the issuance of any Letter of Credit hereunder.

     9.04.  Expenses and Fees; Indemnity.
            ----------------------------

     (a) Each Account Party agrees to pay or cause to be paid and to save the Agent and (in the case of clause (iii) below) each of the Banks harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, and all other professional, accounting, evaluation and consulting costs) incurred by the Agent or such Bank from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Transaction Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Transaction Document, and (iii) the enforcement or preservation of rights under this Agreement or any Transaction Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of any other amount owing hereunder or thereunder by the Agent or any Bank and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Transaction Documents. Notwithstanding the foregoing, an Account Party shall not be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks. Each Account Party hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Transaction Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and an Account Party agrees to save the Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees.

     (b) Each Account Party hereby agrees to reimburse and indemnify the Agent and each Bank (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction to which any Letter of Credit directly or indirectly relates (and without in any way limiting the generality of the foregoing, including any violation or breach of any Law by any Credit Party or any exercise by the Agent or any Bank of any of its rights or remedies under this Agreement or any other Transaction Document; any breach of any representation or warranty, covenant or agreement of any Credit Party); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Account Parties under this Section 9.04, or any other indemnification obligation of the Account Parties hereunder or under any other Transaction Document, are unenforceable for any reason, the Account Parties hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law. Notwithstanding the foregoing, an Account Party shall not be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks.

     9.05.  Severability.  In the event any one or more of the provisions
            ------------
contained in this Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     9.06.  Holidays.  Unless otherwise specified herein, whenever any payment
            --------
or action to be made or taken hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania or Bermuda, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or action.

     9.07.  Notices, etc.  Any notice or other communication in connection with
            ------------
this Agreement shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed, if to a Bank, at such Bank's address on the signature pages hereof, if to the Agent at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, Attention: Loan Administration, with a copy to Institutional Banking, Room 370, One Mellon Bank Center, Pittsburgh, PA 15258; if to the Issuing Bank at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15258, Attention: Letter of Credit Department with a copy to Institutional Banking, Room 370, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258 and if to any Credit Party, to X.L. Insurance Company, Ltd., Cumberland House, One Victoria Street, Hamilton HM JX Bermuda, Attn: Chief Financial Officer, fax no. (441) 295-7524, with a copy to X.L. Investments Ltd., X.L. Investments, Ltd., Cumberland House, One Victoria Street, Hamilton HM JX Bermuda, Attn: Chief Investment Officer, fax no. (441) 296-4286, and, in the case of notices to Venton Underwriting Group Limited, with a copy to Venton Underwriting Group Limited, c/o Venton Underwriting Agencies Limited, Gracechurch House, 55 Gracechurch Street, London EC3V OJP England, Attn: Martin Slade/Jane Clouting, fax no. 44-171-550-3555, or in accordance with the latest unrevoked written direction from any party to the other parties hereto. For the purposes of both receiving information from the Agent or any Bank or providing information to the Agent or any Bank, X.L. Insurance shall act as the agent for each other Credit Party.

     9.08.  FORUM SELECTION AND CONSENT TO JURISDICTION.  ANY LITIGATION BASED
            -------------------------------------------
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR ANY OTHER MATTER RELATED THERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF COMMONWEALTH OF PENNSYLVANIA OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA. EACH CREDIT PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE WESTERN
AND IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN

DISTRICT OF PENNSYLVANIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO ANY GENERAL RIGHT OF APPEAL. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS PROVIDED IN THIS AGREEMENT.

     9.09.  WAIVER OF JURY TRIAL.  TO THE EXTENT LITIGATION HEREUNDER IS BROUGHT
            --------------------
BEFORE A COURT IN THE UNITED STATES, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISIONS OF EACH OTHER DOCUMENT HERETO TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND EACH BANK ENTERING INTO THIS AGREEMENT AND RELATED AGREEMENTS.

     9.10.  Governing Law.  This Agreement and any other documents delivered in
            -------------
connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles.

     9.11  Validity and Enforceability.  If any stamp tax, levy, duty or fee is
            --------------------------
imposed or payable in respect to this Agreement or the transaction contemplated hereby or is necessary or advisable to ensure the legality, validity or enforceability of the documents in this transaction, the Account Parties shall promptly pay such stamp tax, levy, duty or fee. No government approval or consent is necessary for the execution, delivery and performance of the transactions contemplated under this Agreement.

     9.12.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one (1) and the same instrument.

     9.13.  Successors and Assigns; Participations; Assignments.
            ---------------------------------------------------

     (a)  Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the Account Parties, the Banks, the Agent, and their respective successors and assigns, except that no Credit Party may assign or otherwise transfer any of its rights or duties under this Agreement without the prior written consent of the Agent and all of the Banks, and any purported assignment without such consent shall be void.

     (b)  Participations.  Any Bank may, in the ordinary course of its
          --------------
commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in a portion of its rights and obligations under this Agreement and the other Transaction Documents (including, without limitation, all or a portion of its Letter of Credit Participating Interest Commitments and Letter of Credit Participating Interest); provided, that
                                --------

          (i) any such participation sold to a Participant which is not a Bank, an affiliate of a Bank or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of X.L. Insurance and the Agent, unless an Event of

     Default has occurred and is continuing, in which case the consent of the Account Parties shall not be required,

          (ii) any such Bank's obligations under this Agreement and the other Transaction Documents shall remain unchanged,

          (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,

          (iv) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Transaction Documents,

          (v)   such Participant shall be bound by the provisions of Section
     9.13 hereof, and the Bank selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

          (vi) no Participant (unless such Participant is an affiliate of such Bank, or is itself a Bank) shall be entitled to require such Bank to take or refrain from taking action under this Agreement or under any other Transaction Document, except that such Bank may agree with such Participant that such Bank will not, without such Participant's consent, take action of the type described in subsections (a), (b), (c) or (d) of Section 9.14 hereof, and

          (vii) a Participant shall have the right to vote regarding amendments to this Agreement only in connection with amendments which effect changes in the amount of Letter of Credit Participating Interest Commitments, Letter of Credit Participating Interests, fees payable hereunder and the Expiration Date.

Each Account Party agrees that any such Participant shall be entitled to the benefits of Sections 2.09 and 9.04 with respect to its participation in the Commitments and the Letters of Credit outstanding from time to time; provided,
                                                                     --------
that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

     (c)  Assignments.  Any Bank may, in the ordinary course of its commercial
          -----------
banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Transaction Documents (including, without limitation, all or any portion of its Letter of Credit Participating Interest Commitments and Letter of Credit Participating Interests to any Bank, any affiliate of a Bank or to one or more additional commercial banks or other Persons (each a "Purchasing Bank"); provided, that
--------

          (i) any such assignment to a Purchasing Bank which is not a Bank, an affiliate of a Bank or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of X.L. Insurance and the Agent, unless an Event of Default has occurred and is continuing or exists, in which case the consent of X.L. Insurance shall not be required,

          (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Transaction Documents, such assignment shall be in a minimum aggregate principal amount of $10,000,000 of the Letter of Credit Participating Interest Commitments and Letter of Credit Participating Interests then outstanding,

          (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Bank and of all of the transferor Bank's rights and obligations under this Agreement and the other Transaction Documents, and

          (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit B to this Agreement, duly completed (a "Transfer Supplement").

          In order to effect any such assignment, the transferor Bank and the Purchasing Bank shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, and a processing and recording fee of $2,500; and, upon receipt thereof, the Agent shall accept such Transfer Supplement; provided, however, that no such processing and
                               --------  -------
     recording fee shall be due if such assignment is to an affiliate of a Bank or a Federal Reserve Bank . Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Agent's Office on the Transfer Effective Date specified in such Transfer Supplement.

          (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Bank hereunder, and

          (y) the transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

     (d)  Register.  The Agent shall maintain at its office a copy of each
          --------
Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the banks and the Letter of Credit Participating Interest Commitment of, and the amount of the Letter of Credit Participating Interests of, each Bank from time to time. The entries in the Register shall be conclusive absent manifest error and the Account Parties, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by an Account Party or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e)  Financial and Other Information.  Each Credit Party authorizes the
          -------------------------------
Agent and each Bank to disclose to any Participant or Purchasing Bank (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Credit Parties and their affiliates which has been or may be delivered to such Person by or on behalf of the Credit Parties in connection with this Agreement or any other Transaction Document or such Person's credit evaluation of the Credit Parties and their affiliates. At the request of any Bank, a Credit Party, at a Credit Party's expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Transfer Supplement.

     9.14.  Amendments and Waivers.  Neither this Agreement nor any Transaction
            ----------------------
Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Agent and the Credit Parties may from time to time amend, modify or supplement the provisions of this Agreement or any other Transaction Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of any Credit Party, the Agent or any Bank. Any such amendment, modification or supplement made by the Credit Parties and the Agent in accordance with the provisions of this Section shall be binding upon the Credit Parties, each Bank and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Banks, and only as so directed, provided,
                                                                 --------
that no such amendment, modification or supplement may be made which will:

     (a) Increase the Letter of Credit Participating Interest Committed Amount of any Bank over the amount thereof then in effect, or extend the Expiration Date, without the written consent of each Commitment Bank affected thereby;

     (b) Reduce the amount of or postpone the date for payment of any Commitment Fee or Letter of Credit Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Transaction Document, without the written consent of each Bank affected thereby;

     (c) Change the definition of "Required Banks" or amend this Section 9.14, without the written consent of all the Banks;

     (d) Amend or waive any of the provisions of Article IX hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

     (e) Amend or waive any of the provisions of Article X or release any Guarantor from its obligations hereunder without the written consent of all the Banks; or

     (f) Amend the definition of Qualifying Pledged Securities or of Required Pledged Securities (as each such term is defined herein and in the Pledge Agreement) or release all or (except in accordance with the terms of the Pledge Agreement) any material part of the Collateral under the Pledge Agreement or release X.L. Investments from all of its obligations as the Grantor thereunder, without the written consent of all of the Banks;

and provided further, that Transfer Supplements may be entered into in the
    ----------------
manner provided in Section 9.13 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto. Implementation of a Future Collateral Allocation Transaction (as defined in Section 8.01(b) hereof) shall require the consent of the Required Banks, the Issuing Bank and the Agent, but shall not require the consent of all of the Banks.

     9.15.  Judgment Currency.  In the event of a judgment or order being
            -----------------
rendered by any court or tribunal for the payment of any amounts owing to the Banks or any of them under this Agreement or any other Transaction Document or for the payment of damages in respect of any breach of this Agreement or any other Transaction Document or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "Judgment Currency") other than Dollars the party against whom the judgment or order is made shall indemnify and hold the Banks harmless against any deficiency in terms of Dollars in the amounts received by the Banks arising or resulting from any variations as between (i) the exchange rate at which Dollars are converted into the Judgment Currency for the purposes of such judgment or order and (ii) the exchange rate at which each Bank is able to purchase Dollars with the amount of the Judgment Currency actually received by the Banks on the date of such receipt. The indemnity in this section shall constitute a separate and independent obligation from the other obligations of the Account Parties hereunder and shall apply irrespective of any indulgence granted by the Banks.

     9.16.  Records.  The amount of outstanding Letters of Credit, each Bank's
            -------
Letter of Credit Participating Interest Committed Amount and the accrued and unpaid Commitment Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

     9.17  Confidentiality.  Each of the Agent and the Banks agree to keep
           ---------------
confidential any information relating to the Credit Parties received by it pursuant to or in connection with this Agreement which is (a) information which the Agent and the Banks reasonably expect that the applicable Credit Party would want to keep confidential or (b) information which is clearly marked "CONFIDENTIAL"; provided, however, that this Section 9.17 shall not be construed to prevent the Agent or any Bank from disclosing such information (i) to any affiliate that shall agree in writing for the benefit of the Credit Parties to be bound by this obligation of confidentiality, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Bank which request or demand has the force of Law or is made by a bank regulatory agency, (iv) that has been publicly disclosed, other than from a breach of this provision by the Agent or any Bank, (v) that has been obtained from any person that is neither a party to this Agreement nor an affiliate of any such party, but only to the extent that such Bank does not know or have reason to know that such disclosure violates a confidentiality agreement between such person and the applicable Credit Party (vi) in connection with the exercise of any right or remedy hereunder or under any other Transaction Document, (vii) as expressly contemplated by this Agreement or any other Transaction Document or
(viii) to any prospective purchaser of all or any part of the interest of any Bank which shall agree in writing for the benefit of the Credit Parties to be bound by the obligation of confidentiality in this Agreement or the other Transaction Documents if such prospective purchaser is a financial institution or has been consented to by the Account Parties, which consent will not be withheld if such purchaser is not a competitor of any Account Party or an affiliate of a competitor of any Account Party.

     9.18.  Sharing of Collections.  The Banks hereby agree among themselves
            ----------------------
that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of any Obligation contemplated by this Agreement or the other Transaction Documents to be made by an Account Party pro rata to all Banks in greater proportion than any such amount received by any other Bank, then the Bank receiving such proportionately greater payment shall notify each other Bank and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 9.18 so that, in effect, all such excess amounts will be shared ratably among all of the Banks. The Bank receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Banks a participation in the applicable Obligations owed to such other Banks in such amount as shall result in a ratable sharing by all Banks of such excess amount (and to such extent the receiving Bank shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Bank making such purchase. The Account Parties hereby consent to and confirm the foregoing arrangements. Each Participant shall be bound by this Section 9.18 as fully as if it were a Bank hereunder."

                                   ARTICLE X


                                   GUARANTEE
                                   ---------

     10.01.  The Guarantee.  Each of the Guarantors hereby irrevocably,
             -------------
unconditionally and absolutely guarantees to the Agent and the Banks, and becomes surety for, the prompt payment of the Obligations of the Account Parties (the "Guaranteed Obligations") in full when due (whether at stated maturity, by acceleration, or otherwise) strictly in accordance with the terms thereof. Each

Guarantor hereby further agrees, as a primary obligor, that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, by acceleration, or otherwise and whether or not such payments would not be permitted under any applicable bankruptcy or similar law), the Guarantor will promptly pay the same, without any demand or notice whatsoever (except as expressly provided herein), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Transaction Documents, to the extent the obligations of either Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law, including the insolvency laws, relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder automatically shall be limited to the maximum amount that is permissible under applicable law.

     10.02.  Obligations Unconditional.  The obligations of each Guarantor under
             -------------------------
this Article are irrevocable, absolute and unconditional (to the fullest extent permitted by applicable law), irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Account Party, for amounts paid under this Article X until such time as the Banks have been paid in full, no Letter of Credit is outstanding, the Letter of Credit Participating Interest Commitments under this Agreement have been terminated and no Person or Official Body shall have any right to request any return or reimbursement of funds from any Bank in connection with monies received under the Transaction Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of either Guarantor hereunder which shall remain irrevocable, absolute and unconditional as described above:

           (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, the Agent or any Bank as security for any of the Guaranteed Obligations shall be void or violable, or shall fail to attach or be perfected or the Agent or any Bank shall fail to realize on any collateral security; or

          (v) any of the Guaranteed Obligations shall be determined to be void or violable (including, without limitation, for the benefit of any creditor of either Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of either Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except notices expressly required hereunder), and any requirement that the Banks exhaust any right, power or remedy or proceed against any Person under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. This is a guarantee of payment and not merely of collection.

     10.03.  Reinstatement.  The obligations of the Guarantors under this
             -------------
Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, receivership, or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and the Banks on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any Bank in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency, receivership, reorganization or similar law.

     10.04.  Remedies.  Each Guarantor agrees that, to the fullest extent
             --------
permitted by applicable law, as between such Guarantor, on the one hand, and the Agent and the Banks, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.01) for purposes of Section 10.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as to any other Person and that, in the event of such declaration (or Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor for purposes of said Section 10.01.

     10.05.  Continuing Guarantee.  The guarantee in this Article is a
             --------------------
continuing guarantee, and shall apply to all of the Guaranteed Obligations whenever arising.

     10.06.  No Restrictions.  Except for restrictions under the Transaction
             ---------------
Documents, neither Guarantor shall be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Guarantor, or otherwise) on the right of such Guarantor from time to time to (x) pay any indebtedness, obligations or liabilities from time to time owed to any Account Party, (y) make loans or advances to my Account Party, or (z) transfer any of its properties or assets to my Account Party.

     IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.



     X.L. INSURANCE COMPANY, LTD., as an

     Account Party and a Guarantor


     By:_______________________________
        (Signature)

     Name:_____________________________
     Title:____________________________


     X.L. GLOBAL REINSURANCE COMPANY, LTD., as an Account Party


     By:_______________________________
        (Signature)

     Name:_____________________________
     Title:____________________________


     X.L. EUROPE INSURANCE, as an Account Party



     By:_______________________________
        (Signature)

     Name:_____________________________
     Title:____________________________

     VENTON UNDERWRITING GROUP LIMITED, as an Account Party



     By:_______________________________
        (Signature)

     Name:_____________________________
     Title:____________________________


     X.L. INVESTMENTS LTD., as a Guarantor


     By:_______________________________
        (Signature)

     Name:_____________________________
     Title:____________________________

MELLON BANK, N.A., as a Bank, as Issuing Bank and as Agent


By:_______________________________
     (Signature)

Name:_____________________________
Title:____________________________



Notice Address:

Institutional Banking Department
One Mellon Bank Center, Room 370
Pittsburgh, PA 15258
Attn: Susan Whitewood

with a copy to:
Manager, Letter of Credit Operations
Three Mellon Bank Center, 23rd Floor
Pittsburgh, PA 15259

Initial Letter of Credit Participating Interest Committed Amount:  $125,000,000


BANK OF TOKYO-MITSUBISHI LTD.

By:_______________________________
     (Signature)

Name:_____________________________
Title:____________________________



Notice Address:

1251 Avenue of the Americas
New York, NY  10020-1104
Attn:  Sally Morse

Initial Letter of Credit Participating Interest Committed Amount:  $75,000,000

THE BANK OF NOVA SCOTIA

By:_______________________________
    (Signature)

Name:_____________________________
Title:____________________________


Notice Address:

One Liberty Place
New York, NY  10006
Attn:  James R. Trimble

Initial Letter of Credit Participating Interest Committed Amount:  $65,000,000

THE CHASE MANHATTAN BANK, N.A.

By:_______________________________
    (Signature)

Name:_____________________________
Title:____________________________


Notice Address:

One Chase Manhattan Plaza
New York, NY  10081
Attn:  Candace R. Lau-Hansen

Initial Letter of Credit Participating Interest Committed Amount:  $50,000,000

BANK OF AMERICA NT&SA


By:_______________________________
     (Signature)

Name:_____________________________
Title:____________________________

Notice Address:

Insurance Division, 10th Floor
231 South LaSalle Street
Chicago, IL  60697
Attn:  Deborah Basler

Initial Letter of Credit Participating Interest Committed Amount:  $35,000,000


THE BANK OF BERMUDA LIMITED


By:_______________________________
     (Signature)

Name:_____________________________
Title:____________________________

Notice Address:

6 Front Street
Hamilton HM 11, Bermuda
Attn:  Michael W. Collins

Initial Letter of Credit Participating Interest Committed Amount:  $35,0000,000

BANQUE NATIONALE DE PARIS


By:_______________________________
    (Signature)

Name:_____________________________
Title:____________________________


Notice Address:

499 Park Avenue
New York, NY  10022
Attn:  Phil Truesdale

Initial Letter of Credit Participating Interest Committed Amount:  $35,000,000


CREDIT LYONNAIS NEW YORK BRANCH


By:_______________________________
      (Signature)

Name:_____________________________
Title:____________________________

Notice Address:

1301 Avenue of the Americas
12th Floor
New York, NY  10019
Attn:  Peter Rasmussen

Initial Letter of Credit Participating Interest Committed Amount:  $35,000,000

ROYAL BANK OF CANADA


By:_______________________________
    (Signature)

Name:_____________________________
Title:____________________________


Notice Address:

One Financial Square - 24th Floor
New York, NY  10005-3531
Attn:  Gary Overton

Initial Letter of Credit Participating Interest Committed Amount:  $35,000,000


BANK AUSTRIA AKTIENGESELLSCHAFT


By:_______________________________
    (Signature)

Name:_____________________________
Title:____________________________


Notice Address:

565 Fifth Avenue
New York, NY  10017
Attn:  Karla Maloof

Initial Letter of Credit Participating Interest Committed Amount:  $10,000,000